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Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-221044

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and neither we nor the selling stockholders named herein are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT, DATED MARCH 26, 2018

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 31, 2017)

6,000,000 Shares

At Home Group Inc.

Common Stock

          The selling stockholders identified in this prospectus supplement are offering 6,000,000 shares of common stock of At Home Group Inc. We are not selling any shares of common stock of At Home Group Inc. in this offering, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

          Our common stock is listed on the New York Stock Exchange under the symbol "HOME". The last reported sale price of our common stock on the New York Stock Exchange on March 23, 2018 was $31.55 per share.

          The underwriters have an option for a period of 30 days to purchase up to a maximum of 900,000 additional shares of our common stock from the selling stockholders.

          Following this offering, we will continue to be a "controlled company" within the meaning of the corporate governance standards of the New York Stock Exchange.

          We are an "emerging growth company", as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced reporting requirements.

          Investing in our common stock involves risk. See the section entitled "Risk Factors" on page S-25 of this prospectus supplement, on page 6 of the accompanying prospectus supplement and in the documents incorporated by reference in this prospectus supplement to read about factors you should consider before buying shares of our common stock.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Selling Stockholders
Per Share	$	$	$
Total	$	$	$
(1)
We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See "Underwriting."

          Delivery of the shares of common stock will be made on or about                        , 2018.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch	Goldman Sachs & Co. LLC	Jefferies

Barclays	Guggenheim Securities	Morgan Stanley

William Blair	KeyBanc Capital Markets	Natixis

The date of this prospectus supplement is                        , 2018.

PROSPECTUS SUPPLEMENT

PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf that we have referred you to. We have not, the selling stockholders have not and the underwriters have not authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf that we have referred you to. If anyone provides you with additional, different or inconsistent information, you should not rely on it. Offers to sell, and solicitations of offers to buy, shares of our common stock are being made only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates or on the date or dates which are specified in such documents,

i

regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business and financial condition may have changed since such date.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to those jurisdictions.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part, the prospectus supplement, is part of a registration statement on Form S-3 that we have filed with the SEC using a "shelf" registration process. Pursuant to the registration statement and related prospectus dated October 31, 2017, we registered a total of 50,582,545 shares of common stock held by the selling stockholders as of such date, as described in the accompanying prospectus, for resale from time to time in one or more offerings or resales. This prospectus supplement describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering before deciding to invest in our common stock. In making your investment decision, you should also rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the Securities and Exchange Commission (the "SEC"). See "Incorporation by Reference" and "Where You Can Find More Information" in this prospectus supplement.

        The information incorporated by reference is deemed to be part of this prospectus supplement, and information that we file with the SEC will automatically update and supersede the previously filed information. In the case of a conflict or inconsistency between information in this prospectus supplement and/or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

 MARKET AND INDUSTRY DATA

        This prospectus includes or incorporates by reference estimates regarding market and industry data that we prepared based on our management's knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. Certain market and industry data has been derived from research and modeling initially prepared for us in November 2017, and subsequently updated from time to time, by Cooper Roberts Research, Inc., which we refer to herein as "Cooper Roberts Research". In addition, certain market and industry data has been derived from research and modeling initially prepared for us in May 2013, and subsequently updated from time to time (most recently in August 2017) by Buxton Company, a leading real estate analytics firm, which we refer to herein as "Buxton".

        In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for the products we sell. Market share data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market shares. In addition, customer preferences are subject to change. Accordingly, you are cautioned not to place undue reliance on such market share data. References herein to the markets in which we conduct our business refer to the geographic metropolitan areas in which our stores are located.

BASIS OF PRESENTATION

        We report on the basis of a 52- or 53-week fiscal year, which ends on the last Saturday in January. References to a fiscal year mean the year in which that fiscal year ends. References herein to "fiscal year 2013" relate to the 52 weeks ended January 26, 2013, references herein to "fiscal year 2014" relate to the 52 weeks ended January 25, 2014, references herein to "fiscal year 2015" relate to the 53 weeks ended January 31, 2015, references herein to "fiscal year 2016" relate to the 52 weeks ended January 30, 2016, references herein to "fiscal year 2017" relate to the 52 weeks ended January 28, 2017, references herein to "fiscal year 2018" relate to the 52 weeks ended January 27, 2018 and references herein to "fiscal year 2019" relate to the 52 weeks ending January 26, 2019. References herein to "the fourth quarter of fiscal year 2017" relate to the thirteen weeks ended January 28, 2017 and references herein to "the fourth quarter of fiscal year 2018" relate to the thirteen weeks ended January 27, 2018.

        As used in this prospectus, unless the context otherwise requires, references to:

  •
  "the Company", "At Home", "we", "us" and "our" mean At Home Group Inc. and its consolidated subsidiaries

  •
  "ABL Facility" means our $350 million senior secured asset based revolving credit facility;

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  "big box", "large format" and "superstore" mean a store that is larger than 50,000 square feet in size;

  •
  "core customer" means, with respect to data discussed herein from Cooper Roberts Research, a customer who visited an At Home store at least six times during the twelve months preceding the market research survey conducted by Cooper Roberts Research;

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  "efficiency" or "efficient" means our financial performance as measured by the Adjusted EBITDA profit margins that we generate in our business;

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  "net investment" means the sum of gross capital expenditure required for a new store or facility, net working capital investment and pre-opening expenses, less sale-leaseback proceeds, as applicable;

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  "new stores" means the number of stores opened during a particular period, including any relocations of existing stores during such period;

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  "non-linear investment" means ongoing fixed costs in connection with our business that are not expected to grow with the size of our business;

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  "pay back" and "payback period" mean, for a given store, the period of time it takes for the cumulative Store-level Adjusted EBITDA for that store from its opening to equal our net investment in that store on a pre-tax basis;

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  "profitability" means our financial performance as measured by Adjusted EBITDA and Adjusted EBITDA margin;

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  "Second Lien Facility" means our $130 million senior secured second lien term loan facility, which was repaid in full with the net proceeds of our initial public offering;

  •
  "Senior Secured Notes" means our $360 million in aggregate principal amount of 10.75% senior secured notes due June 1, 2019, which were redeemed in full on June 5, 2015;

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  "SKU" means stock keeping unit;

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  "Sponsors" means an investment group led by certain affiliates of AEA Investors LP (collectively, "AEA") and Starr Investment Holdings, LLC ("Starr Investments"), which together own a controlling interest in us as of the date of this prospectus supplement; and

  •
  "Term Loan" means our $300 million senior secured first lien term loan facility.

NON-GAAP FINANCIAL MEASURES

        Certain financial measures presented in this prospectus supplement, such as comparable store sales, Adjusted EBITDA, Adjusted EBITDA margin, Store-level Adjusted EBITDA, Store-level Adjusted EBITDA margin, adjusted operating income, Adjusted Net Income and pro forma adjusted net income are not recognized under accounting principles generally accepted in the United States, which we refer to as "GAAP". We define these terms as follows:

  •
  "comparable store sales" means, for any reporting period, the change in period-over-period net sales for the comparable store base, beginning with stores on the first day of the sixteenth full fiscal month following the store's opening. When a store is being relocated or remodeled, we exclude sales from that store in the calculation of comparable store sales until the first day of the sixteenth full fiscal month after it reopens. For the fiscal years ended January 31, 2015, January 30, 2016, January 28, 2017 and January 27, 2018, there were 60, 75, 93 and 113 stores, respectively, in our comparable store base.

  •
  "Adjusted EBITDA" means net income before interest expense, net, loss from extinguishment of debt, income tax (benefit) provision and depreciation and amortization, adjusted for the impact of certain other items permitted by our debt agreements, including certain legal settlements and consulting and other professional fees, relocation and employee recruiting incentives, management fees and expenses, stock-based compensation expense and non-cash rent.

  •
  "Adjusted EBITDA margin" means Adjusted EBITDA divided by net sales.

  •
  "adjusted operating income" means operating income adjusted for impairment charges, certain one-time expenses associated with our initial public offering and the registration of shares of our common stock on behalf of our Sponsors, including in connection with this offering, as well as non-cash stock-based compensation costs related to a special one-time initial public offering bonus grant.

  •
  "Store-level Adjusted EBITDA" means Adjusted EBITDA, adjusted further to exclude the impact of costs associated with new store openings and certain corporate overhead expenses, which we do not consider in our evaluation of the ongoing performance of our stores from period to period.

  •
  "Store-level Adjusted EBITDA margin" means Store-level Adjusted EBITDA divided by net sales.

  •
  "Adjusted Net Income" means net income (loss), adjusted for impairment charges, loss on extinguishment of debt, initial public offering related non-cash stock-based compensation expense, transaction costs related to our initial public offering and the registration of shares of our common stock on behalf of our Sponsors, losses incurred due to the modification of debt and tax impacts associated with H.R. 1 (commonly referred to as the Tax Cuts and Jobs Act, or the "Tax Act").

  •
  "pro forma adjusted net income" means Adjusted Net Income adjusted for interest on indebtedness repaid during the periods presented, the tax impact of adjustments to Adjusted Net Income and the normalization of income tax rates to reflect comparability between periods.

        We present comparable store sales, which is not a recognized financial measure under GAAP, because it allows us to evaluate how our store base is performing by measuring the change in period-over-period net sales in stores that have been open for the applicable period. We present Adjusted EBITDA, Adjusted EBITDA margin, Store-level Adjusted EBITDA and Store-level Adjusted EBITDA margin, which are not recognized financial measures under GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, such as interest, depreciation, amortization, impairment charges and taxes. We present adjusted operating income, Adjusted Net Income and pro forma adjusted net income, which are not recognized financial measures under GAAP, because we believe investors' understanding of our operating performance is enhanced by the disclosure of net income and operating income adjusted for non-recurring charges associated with events such as our initial public offering and refinancing transactions.

        You are encouraged to evaluate each of these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating our non-GAAP measures, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. In particular, Store-level Adjusted EBITDA does not reflect costs associated with new store openings, which are incurred on a limited basis with respect to any particular store when opened and are not indicative of ongoing core operating performance, and corporate overhead expenses that are necessary to allow us to effectively operate our stores and generate Store-level Adjusted EBITDA. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. In addition, comparable store sales, Adjusted EBITDA, Store-level Adjusted EBITDA, adjusted operating income, Adjusted Net Income and pro forma adjusted net income may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

        Comparable store sales, Adjusted EBITDA, Adjusted EBITDA margin, Store-level Adjusted EBITDA, Store-level Adjusted EBITDA margin, adjusted operating income, Adjusted Net Income and pro forma adjusted net income have limitations as analytical tools and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using comparable store sales, Adjusted EBITDA, Adjusted EBITDA margin, Store-level Adjusted EBITDA, Store-level Adjusted EBITDA margin, adjusted operating income, Adjusted Net Income and pro forma adjusted net income only as supplemental information.

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus. Because this is only a summary, it does not contain all the information that may be important to you. You should read the entire prospectus supplement, accompanying prospectus and other information incorporated by reference in this prospectus supplement and accompanying prospectus carefully, especially "Risk Factors" beginning on page S-25 of this prospectus supplement, on page 6 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement, before deciding to invest in our common stock.

 Our Company

        At Home is the leading home décor superstore based on the number of our locations and our large format stores that we believe dedicate more space per store to home décor than any other player in the industry. We are focused on providing the broadest assortment of products for any room, in any style, for any budget. We utilize our space advantage to out-assort our competition, offering over 50,000 SKUs throughout our stores. Our differentiated merchandising strategy allows us to identify on-trend products and then value engineer those products to provide desirable aesthetics at attractive price points for our customers. Over 70% of our products are unbranded, private label or specifically designed for us. We believe that our broad and comprehensive offering and compelling value proposition combine to create a leading destination for home décor with the opportunity to continue taking market share in a highly fragmented and growing $193 billion industry.

        We have loyal, enthusiastic and diverse customers who are deeply passionate about, and love to decorate, their homes. According to a report prepared for us by Cooper Roberts Research, the majority of our core customers enjoy the hunt of shopping in addition to the purchase itself, and half of them visit an At Home store at least once per month. To our customer, her home is a representation and an extension of who she is. Decorating her home is a continuous, ever-evolving process that can be as simple as replacing patio cushions with a new seasonal pattern, or as involved as updating the look of a whole room or the entire house. Making her feel at home while shopping At Home is our primary focus, and we strive to do so by creating an environment that is easy for her to shop, enjoy the experience and express herself through our merchandise.

        Our current store base is comprised of 151 stores across 34 states, averaging approximately 110,000 square feet per store. We utilize a flexible and disciplined real estate strategy that allows us to successfully open and operate stores from 80,000 to 165,000 square feet across a wide range of formats and markets. All of our stores that were open as of the beginning of fiscal year 2018 are profitable, and stores that have been open for more than a year average over $6 million in net sales. Due in part to our past investments, our distribution center should be able to support up to approximately 220 stores. In addition, based on our internal analysis and research conducted for us by Buxton, we believe that we have the potential to expand to at least 600 stores in the United States over the long term although we do not currently have an anticipated timeframe to reach this potential.

        We have developed a highly efficient operating model that seeks to drive growth and profitability while minimizing operating risk. Our merchandising, sourcing and pricing strategies generate strong and consistent performance across our product offering and throughout the entire year. Through specialized in-store merchandising and visual navigation elements, we enable a self-service model that minimizes in-store staffing needs and allows us to deliver exceptional value to our customers.

        We believe that our differentiated home décor concept, flexible real estate strategy and highly efficient operating model create competitive advantages that have driven our financial success. For fiscal year 2018, we produced net sales of $951 million, net income of $32 million and Adjusted EBITDA of $161 million. For a reconciliation of net income to Adjusted EBITDA, please see "—Summary Consolidated Financial and Operating Data".

        Recent financial highlights include:

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  Positive comparable stores sales in the last sixteen consecutive fiscal quarters, averaging 5.6% growth over the period;

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  Fifteen consecutive fiscal quarters of over 20% year-over-year net sales growth;

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  As of January 27, 2018, we opened 98 new stores since the end of fiscal year 2013, including 23 in fiscal year 2017, net of one relocation, and 26 in fiscal year 2018, net of two relocations, representing a compound annual growth rate, or CAGR, of approximately 21%;

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  Total net sales growth from approximately $364 million in fiscal year 2013 to approximately $951 million in fiscal year 2018 representing a CAGR of approximately 21%;

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  Store-level Adjusted EBITDA margins of approximately 27% in fiscal year 2018, and growth of Store-level Adjusted EBITDA from approximately $96 million in fiscal year 2013 to approximately $252 million in fiscal year 2018, representing a CAGR of approximately 21%;

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  Adjusted EBITDA margins of approximately 17% in fiscal year 2018, and growth of Adjusted EBITDA from approximately $81 million in fiscal year 2013 to approximately $161 million in fiscal year 2018, representing a CAGR of approximately 15%, which includes significant non-linear investments in people, systems and processes to support our future growth; and

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  Doubled our store base while increasing the first year net sales and Store-level Adjusted EBITDA performance of stores opened during fiscal year 2018 (calculated on an annualized basis) by approximately 65% and 81%, respectively, as compared to stores opened during fiscal year 2014. Average first year net sales were $6.9 million in fiscal year 2018, calculated on an annualized basis, and averaged $5.9 million over the period from the beginning of fiscal year 2014 through fiscal year 2018. The average first year Store-level Adjusted EBITDA was $2.0 million in fiscal year 2018, calculated on an annualized basis, and averaged $1.7 million over the period from the beginning of fiscal year 2014 through fiscal year 2018.

(1)
Fiscal year 2015 contained an additional week of business. Fiscal year 2015 and 2016 net sales growth rates have been adjusted to exclude $7.8 million in net sales earned in the 53rd week of fiscal year 2015.

Our Competitive Strengths

  Highly Differentiated Home Décor Concept

        We believe our concept is highly differentiated from other home décor retailers given our broad product offering, warehouse format and customer friendly in-store experience. For most products, our superstores dedicate up to 11 times more square footage than other home décor retailers. The size of our stores also provides us the ability to sell larger size products such as oversized area rugs, and fully-assembled products, such as decorative accent furniture and bar stools. Our stores are designed as shoppable warehouses that combine the scale of a large format with shopper friendly features such as an interior racetrack, clear signage that enables easy navigation throughout the store and product vignettes and feature tables that offer design inspiration and coordinated product ideas. Our customer research has demonstrated that our home décor shopper values an in-store experience through which she can see and feel the quality of our products and physically create her desired aesthetic. We believe we have no direct competitor, effectively competing with mass merchants and large format multi-chain retailers that dedicate only a small portion of their selling space to home décor and do not deliver a shopping experience specifically focused on the home décor customer. Additionally, we also compete with smaller format, independent or national specialty retailers that cannot match our total square footage, selection of products and diverse array of home décor styles. We believe our differentiated concept is positioning us as a leading destination for the home décor consumer and will allow us to continue taking share in a large, highly fragmented and growing market.

  Compelling Customer Value Proposition

        We believe we provide a compelling value proposition to our customers through our broad merchandise assortment, unique product offering and attractive value price points. By offering something for any room, in any style, for any budget, we appeal to a diverse customer base across a variety of markets.

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  Any Room.  We offer over 50,000 SKUs across virtually all home décor products, enabling our customer to decorate any space inside or outside her home. From her bedroom to her living and dining rooms to her outside patio and garden areas, we carry thousands of products that allow her to express her unique sense of style in any area of the home she desires. All of our products are in-stock and ready to take home, enabling a one-stop shopping experience.

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  Any Style.  We deliver a unique and innovative product offering that spans all styles of home décor ranging from contemporary to country and from modern to traditional. We introduce approximately 20,000 new SKUs per year, or an average of 400 new SKUs per week, which keeps our offering fresh and exciting. Unlike other retailers that carry only one or two styles of home décor, we are able to adapt the mix of styles within our assortment to ever-changing customer preferences and trends.

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  Any Budget.  We value engineer products in collaboration with our suppliers to recreate the "look" that we believe our customer wants while eliminating the costly construction elements that she does not value. This design approach allows us to deliver an attractive value to our customers, as our products are typically less expensive than other branded products that have a similar look. When surveyed, home décor shoppers selected price as the most important consideration when purchasing home décor, prioritizing it over service, selection and free shipping. Therefore, we employ a simple everyday low pricing strategy that consistently delivers savings to our customers without the need for extensive promotions, as evidenced by over 80% of our net sales occurring at full price.

  Efficient Operating Model Driving Industry-Leading Profitability

        We believe we have the most efficient operating model in the home décor industry, which drives our industry-leading profitability. We generate strong product margins through our extensive product offering with an everyday low pricing strategy. We have designed a store model that enables a largely self-service shopping experience and streamlines our store operations, supported by efficient and automated distribution systems, thereby minimizing in-store staffing levels. Our disciplined yet flexible real estate strategy allows us to negotiate favorable lease terms, which average $5 per square foot in annual rental costs. Despite the significant investments we have made in our business, we continue to operate with a highly efficient home office team. All major decisions regarding merchandising, pricing, product assortment and allocation are standardized and made centrally, which supports a lean cost structure. As a result of these factors, we are able to deliver industry-leading profitability and succeed in locations where we believe other retailers cannot.

  Flexible and Disciplined Real Estate Strategy Supporting Attractive Store Economics

        We have developed a store model that has been successful across a number of geographic markets, population densities and real estate locations, including anchor, stand-alone or mall-enclosed locations that range between 80,000 and 165,000 square feet, averaging approximately 110,000 square feet per store. Our success operating stores across multiple market types and store formats allows us to be opportunistic and select locations with the most favorable investment characteristics. We are flexible in our approach and realize compelling store economics whether we lease a second generation property, purchase a second generation location or build a new store from the ground up. We believe we are one of the few growing retail concepts that actively targets larger box sizes, enabling us to obtain highly attractive real estate terms. We have also become a direct beneficiary of large, national big box retailers pruning their store portfolios and have become a preferred partner for a number of these retailers looking to quickly shed stores. All of our stores that were open as of the beginning of fiscal year 2018 are profitable. Stores that have been open for more than a year average over $6 million in net sales and, as of January 27, 2018, realize average Store-level Adjusted EBITDA margins of 28%. As of January 27, 2018, we have successfully opened 98 new stores in 31 states since the end of fiscal year

2013. First year net sales and Adjusted EBITDA performance of stores opened during fiscal year 2018, calculated on an annualized basis, have grown by approximately 65% and 81%, respectively, as compared to stores opened during fiscal year 2014. On average we expect our new stores to generate at least $1 million of Store-level Adjusted EBITDA in the first year of operations and pay back the net investment within two years. We believe our ability to achieve such attractive returns across a broad set of markets is a testament to the universal appeal of our concept and strongly positions us to continue to profitably open new stores.

  Systematic Approach to Minimizing Operating Risk

        We have designed and implemented a systematic approach to our business that is focused on driving growth and profitability while minimizing operating risk. Through this approach, we are able to deliver consistent sales and profitability growth and reduce the volatility that other retailers may face. Key areas of our business that are built on this approach include:

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  Merchandising:  We have a broad assortment that delivers consistent financial results across our product offering and reduces our reliance on any individual product, style or trend. Additionally, our store size allows merchandise to stay on the floor longer than a typical retailer, thereby reducing the need for unplanned markdowns.

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  Inventory Management:  We maintain strict inventory controls at the overall company level as well as at individual stores in order to minimize markdowns. Additionally, we have a regular markdown cadence through which we clear slower moving inventory. Finally, we do not carry over or store any of our holiday products, ensuring that our inventory remains as relevant and fresh to our customers as possible.

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  Product Development and Sourcing:  Our largely private label and unbranded offering allows us to better control input costs and maintain a profitable product margin, even in the event of a markdown. We implement rigorous controls to maintain our product costs, often changing materials and features based on fluctuations in input costs. We work with over 500 vendors and are not reliant on any single vendor, with our largest vendor representing less than 5% of our purchases.

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  Store Operations:  We optimize our staffing levels based on hourly sales and traffic volumes and are able to utilize downtime to stock shelves and displays with new inventory. Additionally, we work with our vendors and internal operations teams to deploy customized merchandising solutions such as specialized racks and displays to reduce labor needs, while creating a more pleasant shopping experience for our customers.

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  Real Estate:  We employ a highly analytical approach to real estate site selection with a stringent process to approve new stores and, as a result, have not closed a single store due to poor financial performance in the past decade. Our ability to negotiate favorable lease terms typically results in low square footage rents, unilateral two to three year "opt-out" clauses or short initial terms with multiple renewal options, and other features that provide us with optimal flexibility to manage our store portfolio.

  Scalable Operations to Support Future Growth

        We have made significant capital and non-linear operating expense investments in our business that we believe have laid the foundation for continued profitable growth. During fiscal years 2014 and 2015, we made significant investments to update our stores, expand our distribution center capacity and rebrand our Company, and to build key capabilities to support our future growth. We plan to incur additional investments for a second distribution center and related systems in fiscal year 2019 that we expect to open in fiscal year 2020. We believe that our recent performance reflects the benefits of these investments in our business. We believe our strong management team, brand identity, upgraded and automated distribution center and enhanced information systems, including our inventory allocation, warehouse management and POS systems, will enable us to profitably replicate our store format and differentiated shopping experience. We believe our standardized systems and processes, which rely on refined tools for store operations, inventory management, procurement, employee hiring, training and scheduling, are scalable to meet our expansion goals. We expect these infrastructure investments to continue to support our successful operating model over a significantly expanded store base.

  Exceptional Management Team and Strong Corporate Culture

        We have assembled a highly experienced management team that has an average of 21 years of retail experience, has a demonstrated track record of delivering superior results and is well-positioned to scale our business. Since 2011, we have made meaningful investments in our team, hiring top executives with experience leading their respective functions at large industry-leading public retail companies including Nike, Gap, Best Buy, Advance Auto Parts, Nordstrom, TJX, GameStop, Brinker International and Yum! Brands, among others. Additionally, we have built out and enhanced functional teams across finance, real estate, marketing, merchandising, information technology and store operations. We believe that our experienced management team has been able to institute rigorous, systematic processes across each of our functional areas that have resulted in strong financial performance while opening new stores. Under the leadership of our Chief Executive Officer and Chairman, Lee Bird, we have developed a strong corporate culture that is focused on motivating and empowering our employees and creating a great place to work. Toward that goal, in 2017 we were certified a great workplace by Great Place to Work®, qualifying us for consideration for inclusion on Fortune's Best Workplaces lists. Our entire organization is aligned with our mission to enable our customer to affordably make her house a home and realize our vision of becoming the leading home décor retailer.

Our Growth Strategies

        We expect to continue our strong sales growth and leading profitability by pursuing the following strategies:

  Expand Our Store Base

        We believe there is a tremendous whitespace opportunity to expand in both existing and new markets in the United States. Over the long term, we believe we have the potential to expand to at least 600 stores in the United States based on our internal analysis and research conducted by Buxton. During fiscal year 2018, we opened 26 new stores, net of two relocations. During fiscal year 2019, we plan to open 31 net new stores and we plan to continue to grow our store base by approximately 15% to 20% in each subsequent year for the foreseeable future. The rate of future growth in any particular period is inherently uncertain and is subject to numerous factors that are outside of our control. As a result, we do not currently have an anticipated timeframe to reach our long-term potential. We believe our current distribution center should be able to support up to approximately 220 stores with limited incremental investment. We plan to incur additional investments for a second distribution center and related systems in fiscal year 2019 that we expect to open in fiscal year 2020.

        We have used our site selection model to score over 20,000 big box retail locations throughout the United States, which positions us to be able to act quickly as locations become available, and we have developed detailed market maps for each U.S. market that guide our deliberate expansion strategy. We have opened stores in a mix of existing and new markets. New stores in existing markets have increased our total market share due to higher brand awareness. We believe there is still considerable opportunity to continue adding locations in even our most established markets. In addition, we anticipate a limited number of relocations periodically as we evaluate our position in the market upon the impending expiration of lease terms. We have demonstrated our ability to open stores successfully in a diverse range of new markets across the country. Our portable concept has delivered consistent store economics across all markets, from smaller, less dense locations to larger, more heavily populated metropolitan areas. We have delivered over 20% year-over-year net sales growth in each of the past fifteen consecutive fiscal quarters.

        Our new store model combines high average unit volumes and high margins with low net capital investment and occupancy costs, resulting in cash flow generation early in the life of a store. Our stores typically mature within six months of opening. On average, our new store sites which are leased or purchased require approximately $3 million to $4 million of net investment and our new build stores require approximately $1.5 million to $2 million of net investment (net of sale leaseback proceeds). We have delivered an average payback period of less than two years for our new leased and purchased stores and less than one year for our new build stores, which excludes certain builds subject to ground leases that we do not expect to include in sale-leaseback transactions. For fiscal years 2016, 2017 and 2018, 85%, 83% and 75% of our new stores, respectively, have been leased.

  Drive Comparable Store Sales

        We have achieved positive comparable store sales in each of the last sixteen consecutive fiscal quarters, ranging from 0.9% to 11.4%, and averaging 5.6% growth over the period. Comparable store sales can be impacted by various factors from period to period, including adverse weather conditions, as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations—How We Assess the Performance of Our Business" in our Annual Report on Form 10-K for the year ended January 27, 2018 incorporated by reference in this prospectus supplement. We will seek to continue to drive demand and customer spend by providing a targeted, exciting product selection and a differentiated shopping experience, including the following specific strategic initiatives:

  •
  Grow the At Home brand through marketing and advertising as well as community engagements that target the home décor enthusiast to drive increased traffic to our stores;

  •
  Continuously introduce new and on-trend products to appeal to a wide range of customers and improve the mix of our product assortment;

  •
  Enhance inventory planning and allocation capabilities to get the right products in the right store at the right time;

  •
  Enhance direct sourcing of our products in order to provide everyday low prices and give value back to consumers;

  •
  Continue to strengthen our visual merchandising such as vignettes, end caps and feature tables to inspire our customers and generate in-store demand;

  •
  Leverage private label and co-branded consumer credit card program to reward customers for continued loyalty while also providing promotional financing offers on qualifying purchases;

  •
  Expand Insider Perks loyalty program for frequent shoppers to provide customers with offers, rewards and other benefits; and

  •
  Leverage our Customer Relationship Management system to provide further visibility into our customers' preferences and spending patterns.

  Build the At Home Brand and Create Awareness

        During fiscal year 2015, we launched the At Home brand, which we believe better communicates our positioning as the leading home décor superstore. Additionally, we re-established a marketing function and reinstated marketing spend to highlight our new brand, broad product offering and compelling value proposition. Given the newness and relatively limited awareness of the At Home brand in certain markets, we believe there is a significant opportunity to grow our brand and build awareness for existing and new markets.

        To address this opportunity, we have increased our marketing and advertising spend in recent years to improve our brand awareness. We reinvigorated our marketing efforts, increasing spend from nearly zero in fiscal year 2013 to approximately 2.0% of net sales in fiscal year 2016, approximately 2.5% of net sales in fiscal year 2017 and approximately 2.7% of net sales in fiscal year 2018. We intend to continue to allocate marketing spend across a range of strategic initiatives in order to highlight our differentiated value proposition. We will also continue to use both traditional media and digital media aimed at reaching the home décor enthusiast. Our marketing and brand building efforts will be enhanced by engaging in an ongoing dialogue with our customers through growing social and mobile channels. We believe we have an opportunity to leverage our growing online presence to drive brand engagement and increase store visits within existing and new markets.

        We have loyal, enthusiastic and diverse customers who are deeply passionate about, and love to decorate, their homes. Based on research completed by a third party during fiscal year 2018, our core customer demographic consists primarily of married women across a broad income demographic. Regardless of age or income, we focus on customers who are highly engaged in, and spend substantial time and money on, home décor.

  Continue Enhancing Shopping Experience through Digital Initiatives

        Through our customer research, we have learned that while many home décor shoppers prefer to browse online for ideas, inspiration and general product information, they prefer to complete their home décor purchases in person. With this in mind, we have doubled our email list since our initial public offering to approximately 3.9 million recipients, with whom we regularly communicate and share promotional materials, ideas and inspiration. In addition, we launched our Insider Perks program in the second half of fiscal year 2018, which has surpassed 1 million members as of January 27, 2018. Our Insider Perks program members have exclusive access to additional offers as well as advance notice of new merchandise and clearance events. Over fiscal years 2017 and 2018, we upgraded our website to enable our customers to view our product assortment online with more robust search functionality and to be more mobile-friendly, and, during the fourth quarter of fiscal year 2018, page views grew approximately 68% compared to the fourth quarter of fiscal year 2017 to over 58.4 million page views within the fourth quarter of fiscal year 2018, with approximately 61% of our website visitors viewing on mobile devices. In addition, more than 50% of our customers who received marketing emails during the fourth quarter of fiscal year 2018 opened one or more of our marketing emails, representing a 47% increase over the fourth quarter of fiscal year 2017. This increase has helped increase the conversion rate of customers who visit our stores. This enhancement focuses on an inspirational shopping experience that showcases decorating ideas to drive traffic into our stores. The upgraded website allows for easier navigation of our vast product assortment, encouraging customers to browse online to find products that appeal to their needs before coming to our stores. We believe our digital initiatives and focus on appealing to a younger demographic will allow us to increase the number of younger customers who shop in our stores. Our core customers now average 39 years of age, while customers under 30 years of age comprise approximately 30% of our customer base, representing the fastest growing segment and indicating our cross-generational appeal. As we focus on enhancing our customer experience digitally, we will continue to explore digitally-focused initiatives to grow in-store sales.

 Our Industry

        We compete in the large, growing and highly fragmented home furnishings and décor market. The industry had total sales of approximately $193 billion in 2016 according to Home Furnishings News, and has enjoyed stable growth at an annual rate of approximately 3.9% over the last five years through 2016. We attribute this growth to the industry's broad consumer appeal and growing disposable incomes, coupled with strong positive tailwinds from a growing housing market and rising property values and home sales. This growth trend is expected to continue, with Euromonitor forecasting an annual growth rate of approximately 3.2% from 2017 to 2021.

        Unlike other big box retail categories (e.g., office supplies, home improvement and electronics) where the top retailers hold a significant share of the overall market, the top three retailers in the home décor and furnishings category make up less than 25% of the market share and are general or mass retailers. We believe we are uniquely positioned in the market, focused on providing the broadest assortment of home décor products at value price points. In addition, the size of our stores enables us to carry a broad offering of fully assembled, larger merchandise, unlike many of our competitors, who are space constrained from providing a similar offering. We believe our focus on a broad assortment at value price points also uniquely positions us for those times when the industry is growing below trend, as it allows us to gain share in a fragmented market while also supporting our customer's passion about, and love for, decorating her home.

        The home furnishings and décor market includes a diverse set of categories and retail formats. However, we believe that we do not have a direct competitor, as no retailer matches our size, scale or scope of the product assortment that we offer at everyday low prices. While we have no direct competitor, certain products that we offer do compete with offerings by companies in the following segments:

  •
  Specialty Home Décor / Organization and Furniture retailers (e.g., Bed Bath & Beyond, The Container Store, Ethan Allen, Havertys, Home Goods, Pier 1 Imports and Williams-Sonoma) have stores that are typically smaller (approximately 10,000 to 30,000 square feet) and we believe their home décor product offering is much narrower than ours and often is priced at a substantial premium.

  •
  Mass / Club retailers (e.g., Costco, Target and Wal-Mart Stores) only dedicate a small portion of their selling spaces to home décor products and focus on the most popular SKUs.

  •
  Arts / Craft / Hobby retailers (e.g., Hobby Lobby, Jo-Ann Stores and Michaels Stores) target customers who prefer to create the product themselves, whereas our customer prefers finished products.

  •
  Discount retailers (e.g., Big Lots, Burlington and Tuesday Morning) have a home décor product offering that is typically limited, offered at deep discounts and often dependent on their ability to purchase close-out or liquidated merchandise from manufacturers.

  •
  Home Improvement retailers (e.g., Home Depot and Lowe's) have a product offering that is primarily focused on home improvement and repair items, although we do compete with them in seasonal and outdoor products.

  •
  Online home décor retailers (e.g., Wayfair) offer a broad selection of products in home furnishings and décor that is typically weighted toward more expensive items (typically $200 to $300 per transaction) that can justify the high shipping, returns and damage costs and overall economics of their model. Conversely, we focus primarily on the attractive decorative accents and accessories portion of the market, generating an average basket of approximately $65, where we can employ our efficient operating model to generate attractive economics. Other online retailers (e.g., Amazon) may offer home décor products, but we believe we are able to offer a comparable breadth of product assortment and frequently lower prices. In addition, according to Cooper Roberts Research, while home décor shoppers may prefer browsing online, they value low prices, a wide selection and the opportunity to experience the look-and-feel of products in stores before making a purchase.

Our Sponsors

        We were acquired by our Sponsors in 2011 pursuant to a stock purchase agreement with our former equity holders. Our Sponsors currently own approximately 73% of our shares of common stock. Upon completion of this offering, our Sponsors will collectively own approximately 63% of our shares of common stock (or 62% of our shares of common stock if the underwriters exercise their option to purchase additional shares in full). See "Selling Stockholders" and "Risk Factors—Risks Related to our Common Stock and this Offering—Because the Sponsors control a significant percentage of our common stock, they may control all major corporate decisions and their interests may conflict with your interests as an owner of our common stock and those of the Company."

  AEA

        AEA is one of the most experienced global private investment firms. Founded in 1968, AEA currently manages approximately $10 billion of capital for an investor group that includes former and current chief executive officers of major multinational corporations, family groups, and institutional investors from around the world. With a staff of approximately 60 investment professionals and offices in New York, Stamford, London, Munich and Shanghai, AEA focuses on investing in companies in the consumer products/retail, industrial, specialty chemicals and related services sectors.

        In addition to At Home, representative current and former consumer/retail portfolio companies include Melissa & Doug, Traeger Pellet Grills, 1-800 Contacts, 24 Hour Fitness, ThreeSixty Group, Brand Networks, Shoes for Crews, Acosta Sales & Marketing, Burt's Bees, Tampico Beverages and Graco Children's Products.

  Starr Investments

        Starr Investments is a multi-billion dollar New York-based investment adviser that leverages the Starr Companies' unique duration-agnostic capital together with that of select institutions and family offices. Starr Investments invests in privately-held technology-enabled services businesses with strong market positions in industries such as healthcare, financial services and consumer. Starr Investments partners with world class management teams, supporting them with flexible capital and strategic resources that enable their companies to achieve their full potential.

Summary Risk Factors

        We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects. You should carefully consider the risks discussed in the section entitled "Risk Factors" in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein, including the following risks, before investing in our common stock:

  •
  general economic factors may materially adversely affect our business, revenue and profitability;

  •
  consumer spending on home décor products could decrease or be displaced by spending on other activities as driven by a number of factors;

  •
  failure to successfully implement our growth strategy on a timely basis or at all, which could harm our growth and results of operations;

  •
  failure to manage our inventory effectively and inability to satisfy changing consumer demands and preferences, which could materially adversely impact our operations; and

  •
  the loss of, or disruption in, or our inability to efficiently operate our distribution network could have a materially adverse impact on our business.

Implications of Being an Emerging Growth Company

        As a company with less than $1.07 billion in revenue during fiscal year 2018, we qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

  •
  we are not required to engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act");

  •
  we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the "PCAOB") regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

  •
  we are not required to submit certain executive compensation matters to stockholder advisory votes, such as "say-on-pay", "say-on-frequency" and "say-on-golden parachutes"; and

  •
  we are not required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer's compensation to median employee compensation.

        We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. As a result of any such election, the information that we provide stockholders may be different than you might get from other public companies.

        The JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have chosen to irrevocably "opt out" of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted.

Our Corporate Information

        At Home Group Inc. was incorporated as a Delaware corporation on June 30, 2011 under the name GRD Holding I Corporation. Our principal executive office is located at 1600 East Plano Parkway, Plano, Texas 75074 and our telephone number at that address is (972) 265-6227. We maintain a website at www.athome.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference into, this prospectus supplement.

 The Offering

Common stock offered by the selling stockholders	6,000,000 shares.
Common stock to be outstanding after this offering	61,629,576 shares.
Option to purchase additional shares

The underwriters have an option to purchase up to an aggregate of 900,000 additional shares of common stock from the selling stockholders. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds

The selling stockholders will receive all of the net proceeds from this offering. We will not receive any of the proceeds from the sale of shares of common stock offered by the selling stockholders. See "Use of Proceeds".

New York Stock Exchange symbol	"HOME".
Controlled company	Following this offering, we will remain a "controlled company" within the meaning of the corporate governance rules of the New York Stock Exchange.
Risk factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-25 of this prospectus supplement, on page 6 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before investing in our common stock.

        The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of March 22, 2018 and excludes:

  •
  6,834,716 shares of common stock issuable upon the exercise of options outstanding as of March 22, 2018 under the GRD Holding I Corporation Stock Option Plan, as may be amended from time to time (the "2012 Option Plan"), and the At Home Group Inc. Equity Incentive Plan (the "2016 Equity Plan") at a weighted average exercise price of approximately $11.98 per share;

  •
  200,372 shares of common stock issuable upon the settlement of restricted stock units outstanding as of March 22, 2018 under our 2016 Equity Plan; and

  •
  3,448,236 shares of common stock reserved for future issuance under our 2016 Equity Plan.

        Unless otherwise indicated, all information contained in this prospectus supplement assumes the underwriters' option to purchase additional shares will not be exercised.

Summary Consolidated Financial and Operating Data

        Our summary consolidated balance sheet data presented below as of January 28, 2017 and January 27, 2018 and our summary consolidated statements of operations and cash flow data for each of the three fiscal years in the period ended January 27, 2018 have been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 27, 2018, which is incorporated by reference in this prospectus supplement. Our summary consolidated balance sheet data as of January 30, 2016 has been derived from our audited consolidated financial statements not included or incorporated by reference in this prospectus supplement.

        The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the summary consolidated financial and operating data for the periods presented in conjunction with "Risk Factors" which is included elsewhere in this prospectus supplement and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended January 27, 2018, incorporated by reference in this prospectus supplement.

	Fiscal Year Ended
	January 30, 2016	January 28, 2017	January 27, 2018
	(in thousands)
Statement of Operations Data:
Net sales	$622,161	$765,635	$950,528
Cost of sales	421,750	518,155	643,570
Gross profit	200,411	247,480	306,958
Operating expenses
Selling, general and administrative expenses	135,716	170,556	211,057
Impairment charges	—	—	2,422
Depreciation and amortization	2,476	4,247	6,118

Total operating expenses	138,192	174,803	219,597
Operating income	62,219	72,677	87,361
Interest expense, net	36,759	27,174	21,704
Loss on extinguishment of debt	36,046	2,715	—

Income (loss) before income taxes	(10,586)	42,788	65,657
Income tax provision (benefit)	(14,160)	15,722	33,845

Net income	$3,574	$27,066	$31,812

	Fiscal Year Ended
	January 30, 2016	January 28, 2017	January 27, 2018
	(dollars in thousands, except per share data)
Per Share Data:
Net (loss) income per common share:
Basic	$0.07	$0.49	$0.53
Diluted	$0.07	$0.48	$0.50
Weighted average shares outstanding:
Basic	50,836,727	55,414,037	60,503,860
Diluted	51,732,752	56,892,183	63,712,003
Cash Flow Data:
Net cash provided by operating activities	$14,913	$43,498	$106,018
Net cash used in investing activities	(39,727)	(63,174)	(169,794)
Net cash provided by financing activities	25,536	21,340	65,209
Net increase in cash and cash equivalents	722	1,664	1,433
Balance Sheet Data (as of end of period):
Cash and cash equivalents	$5,428	$7,092	$8,525
Inventories, net	176,388	243,795	269,844
Property and equipment, net	272,776	340,358	466,263
Net working capital(1)	95,839	104,574	114,209
Total assets	1,054,810	1,213,393	1,373,289
Total debt(2)	515,136	411,804	461,519
Total shareholders' equity	369,153	534,870	590,879
Other Financial and Operational Data:
Total stores at end of period	100	123	149
New stores opened(3)	20	24	28
Comparable store sales	3.9%	3.7%	6.5%
Store-level Adjusted EBITDA(4)(5)	$168,573	$198,987	$252,452
Store-level Adjusted EBITDA margin(4)	27.1%	26.0%	26.6%
Adjusted EBITDA(4)(5)	$105,469	$126,277	$160,799
Adjusted EBITDA margin(4)	17.0%	16.5%	16.9%
Adjusted Net Income(4)(6)	$(8,722)	$32,652	$59,827
Pro forma adjusted net income(4)(6)	$25,415	$36,482	$59,827
Adjusted operating income(4)(7)	$62,592	$78,792	$102,506

(1)
Net working capital is defined as current assets (excluding cash and cash equivalents) less current liabilities (excluding the current portion of long-term debt and revolving line of credit).

(2)
Total debt consists of the current and long-term portions of the Senior Secured Notes, the Term Loan, the Second Lien Facility, mortgage loans and capital lease obligations, as well as outstanding borrowings under the ABL Facility, as applicable, in each case before giving effect to any deduction of unamortized debt issuance costs. The current portion of long-term debt, per our consolidated balance sheets as of January 30, 2016, January 28, 2017, and January 27, 2018, includes $0.3 million, $0.1 million, and $0.2 million, respectively, for the current portion of financing obligations that has been excluded from this presentation of total debt.

(3)
Represents new stores opened during each period presented, including relocations of existing stores as follows: zero during the fiscal year ended January 30, 2016; one during the fiscal year ended January 28, 2017; and two during the fiscal year ended January 27, 2018, respectively.

(4)
We present Adjusted EBITDA, Adjusted EBITDA margin, Store-level Adjusted EBITDA, Store-level Adjusted EBITDA margin, adjusted operating income, Adjusted Net Income and pro forma adjusted net income, which are not recognized financial measures under GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, such as interest, depreciation, amortization, loss on extinguishment of debt, impairment charges and taxes. We present adjusted operating income, Adjusted Net Income and pro forma adjusted net income, which are not recognized financial measures under GAAP, because we believe investors' understanding of our operating performance is enhanced by the disclosure of operating income and net income adjusted for nonrecurring charges associated with events such as our initial public offering and refinancing transactions. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, Store-level Adjusted EBITDA, adjusted operating income, Adjusted Net Income and pro forma adjusted net income, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in our presentation of Adjusted EBITDA, Store-level Adjusted EBITDA, adjusted operating income, Adjusted Net Income and pro forma adjusted net income. In particular, Store-level Adjusted EBITDA does not reflect costs associated with new store openings, which are incurred on a limited basis with respect to any particular store when opened and are not indicative of ongoing core operating performance, and corporate overhead expenses that are necessary to allow us to effectively operate our stores and generate Store-level Adjusted EBITDA. Our presentation of Adjusted EBITDA, Store-level Adjusted, adjusted operating income, Adjusted Net Income and pro forma adjusted net income should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA, Store-level Adjusted EBITDA, adjusted operating income, Adjusted Net Income and pro forma adjusted net income in the future, and any such modification may be material. In addition, Adjusted EBITDA, Adjusted EBITDA margin, Store-level Adjusted EBITDA, Store-level Adjusted EBITDA, adjusted operating income, Adjusted Net Income and pro forma adjusted net income may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
  Management believes Adjusted EBITDA is helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We also use Adjusted EBITDA in connection with performance evaluations for our executives; to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies; to make budgeting decisions; and to compare our performance against that of other peer companies using similar measures. In addition, we utilize Adjusted EBITDA in certain calculations under our ABL Facility (defined therein as "Consolidated EBITDA") and our Term Loan (defined therein as "Consolidated Cash EBITDA"). Management believes Store-level Adjusted EBITDA is helpful in highlighting trends because it facilitates comparisons of store operating performance from period to period by excluding the impact of costs associated with new store openings and certain corporate overhead expenses, such as certain costs associated with management, finance, accounting, legal and other centralized corporate functions. Management believes that adjusted operating income, Adjusted Net Income and pro forma adjusted net income assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items we do not believe are indicative of our core operating performance.
  We also include information concerning Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by net sales. We present Adjusted EBITDA margin because it is used by management as a performance measure to judge the level of Adjusted EBITDA that is generated from net sales. In addition, we include information concerning Store-level Adjusted EBITDA margin, which is calculated as Store-level Adjusted EBITDA divided by net sales. We present Store-level Adjusted EBITDA margin because it is used by management as a performance measure to judge the level of Store-level Adjusted EBITDA that is generated from net sales.
  Adjusted EBITDA, Adjusted EBITDA margin, Store-level Adjusted EBITDA, Store-level Adjusted EBITDA margin, adjusted operating income, Adjusted Net Income and pro forma adjusted net income have their limitations as analytical tools and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•
Adjusted EBITDA, Adjusted EBITDA margin, Store-level Adjusted EBITDA, Store-level Adjusted EBITDA margin, adjusted operating income, Adjusted Net Income and pro forma adjusted net income do not reflect every expenditure, future requirements for capital expenditures or contractual commitments;

•
Adjusted EBITDA and Store-level Adjusted EBITDA do not reflect changes in our working capital needs;

•
Adjusted EBITDA and Store-level Adjusted EBITDA do not reflect the significant interest expense, or the amounts necessary to service interest or principal payments, on our outstanding debt;

•
Adjusted EBITDA and Store-level Adjusted EBITDA do not reflect income tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;

•
Store-level Adjusted EBITDA does not reflect expenditures associated with new store openings;

•
Store-level Adjusted EBITDA does not reflect corporate overhead expenses that are necessary to allow us to effectively operate our stores;

•
although depreciation and amortization are eliminated in the calculation of Adjusted EBITDA and Store-level Adjusted EBITDA, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Store-level Adjusted EBITDA do not reflect any costs of such replacements;

•
non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; and

•
Adjusted EBITDA and Store-level Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Adjusted EBITDA margin, Store-level Adjusted EBITDA, Store-level Adjusted EBITDA margin, adjusted operating income, Adjusted Net Income and pro forma adjusted net income only as supplemental information.

(5)
The following is a reconciliation of our net income to EBITDA, Adjusted EBITDA and Store-level Adjusted EBITDA:

	Fiscal Year Ended
	January 30, 2016	January 28, 2017	January 26, 2018
	(in thousands)
Net income	$3,574	$27,066	$31,812
Interest expense, net	36,759	27,174	21,704
Loss on extinguishment of debt	36,046	2,715	—
Income tax provision (benefit)	(14,160)	15,722	33,845
Depreciation and amortization(a)	28,694	36,925	48,777

EBITDA	$90,913	$109,602	$136,138
Legal settlements and consulting and other professional services(b)	3,506	2,478	5,734
Relocation and employee recruiting costs(c)	724	262	—
Management fees and expenses(d)	3,612	1,847	—
Stock-based compensation expense(e)	4,663	4,066	2,491
Stock-based compensation related to special one-time initial public offering bonus grant(f)	—	5,318	11,273
Non-cash rent(g)	2,398	2,320	3,334
Other(h)	(347)	384	1,829

Adjusted EBITDA	$105,469	$126,277	$160,799
Costs associated with new store openings(i)	9,801	12,035	16,504
Corporate overhead expenses(j)	53,303	60,675	75,149

Store-level Adjusted EBITDA	$168,573	$198,987	$252,452

(a)
Includes the portion of depreciation and amortization expenses that are classified as cost of sales in our consolidated statements of income.

(b)
Primarily consists of consulting and other professional fees with respect to projects to enhance our merchandising and human resource capabilities and other company initiatives.

(c)
Primarily reflects employee recruiting and relocation costs in connection with the build-out of our management team.

(d)
Reflects management fees paid to our Sponsors in accordance with our management agreement. In connection with our initial public offering, the management agreement was terminated on August 3, 2016 and our Sponsors no longer receive management fees from us.

(e)
Non-cash stock-based compensation related to the ongoing equity incentive program that we have in place to incentivize and retain management.

(f)
Non-cash stock-based compensation associated with a special one-time initial public offering bonus grant to senior executives, which we do not consider in our evaluation of our ongoing performance. The grant was made in addition to the ongoing equity incentive program that we have in place to incentivize and retain management and was made to reward certain senior executives for historical performance and allow them to benefit from future successful outcomes for our Sponsors.

(g)
Consists of the non-cash portion of rent, which reflects (i) the extent to which our GAAP straight-line rent expense recognized exceeds or is less than our cash rent payments, partially offset by (ii) the amortization of deferred gains on sale-leaseback transactions that are recognized to rent expense on a straight-line basis through the applicable lease term. The offsetting amounts relating to the amortization of deferred gains on sale-leaseback transactions were $(3.2) million, $(4.7) million and $(6.3) million for fiscal years 2016, 2017 and 2018, respectively. The GAAP straight-line rent expense adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth. For newer leases, our rent expense recognized typically exceeds our cash rent payments while for more mature leases, rent expense recognized is typically less than our cash rent payments.

(h)
Other adjustments include amounts our management believes are not representative of our ongoing operations, including:
•
for fiscal year 2016, gain on the sale of our property in Houston, Texas of $(1.8) million and $(0.3) million related to various refunds for prior period taxes and audits, partially offset by $0.5 million in expenses incurred for a store closure;

•
for fiscal year 2017, a loss of $0.3 million recognized on the sale of land in connection with the expansion of our distribution center; and

•
for fiscal year 2018, an impairment charge of $2.4 million following the resolution of a legal matter.

(i)
Reflects non-capital expenditures associated with opening new stores, including marketing and advertising, labor and cash occupancy expenses. Costs related to new store openings represent cash costs, and you should be aware that in the future we may incur expenses that are similar to these costs. We anticipate that we will continue to incur cash costs as we open new stores in the future. We opened 20, 24 and 28 new stores in fiscal years 2016, 2017 and 2018, respectively.

(j)
Reflects corporate overhead expenses, which are not directly related to the profitability of our stores, to facilitate comparisons of store operating performance as we do not consider these corporate overhead expenses when evaluating the ongoing performance of our stores from period to period. Corporate overhead expenses, which are a component of selling, general and administrative expenses, are comprised of various home office general and administrative expenses such as payroll expenses, occupancy costs, marketing and advertising, and consulting and professional fees. Store-level Adjusted EBITDA should not be used as a substitute for consolidated measures of profitability or performance because it does not reflect corporate overhead expenses that are necessary to allow us to effectively operate our stores and generate Store-level Adjusted EBITDA. We anticipate that we will continue to incur corporate overhead expenses in future periods.

(6)
The following is a reconciliation of our net income to Adjusted Net Income and pro forma adjusted net income for the periods presented:

	Fiscal Year Ended
	January 30, 2016	January 28, 2017	January 27, 2018
	(in thousands)
Net income	$3,574	$27,066	$31,812
Adjustments:
Impairment charges	—	—	2,422
Loss on extinguishment of debt	36,046	2,715	—
Loss on modification of debt(a)	—	—	179
Stock-based compensation related to special one-time IPO bonus grant(b)	—	5,318	11,273
Transaction costs(c)	373	797	1,450
Tax impacts of adjustments to net income(d)	(48,715)	(3,244)	(4,003)
Deferred tax impact related to Tax Act(e)	—	—	16,694

Adjusted Net Income	$(8,722)	$32,652	$59,827

Adjustments:
Interest on Senior Secured Notes(f)	4,000	—	—
Interest on Second Lien Facility(g)	11,832	6,054	—
Tax impact of adjustments to Adjusted Net Income(d)	(21,177)	(2,224)	—
Tax rate adjustments(h)	39,482	—	—

Pro forma adjusted net income	$25,415	$36,482	$59,827

(a)
Non-cash loss due to a change in the ABL Facility lenders in connection with an amendment to our ABL Facility resulting in immediate recognition of a portion of the related unamortized deferred debt issuance costs.

(b)
Non-cash stock-based compensation associated with a special one-time initial public offering bonus grant to senior executives, which we do not consider in our evaluation of our ongoing performance. The grant was made in addition to the ongoing equity incentive program that we have in place to incentivize and retain management and was made to reward certain senior executives for historical performance and allow them to benefit from future successful outcomes for our Sponsors.

(c)
Charges incurred in connection with our initial public offering and the registration of shares of our common stock on behalf of our Sponsors, which we do not consider in our evaluation of our ongoing performance.

(d)
Represents the tax impact associated with the adjusted expenses utilizing the effective tax rate in effect during fiscal years 2016 and 2017 and an adjusted effective tax rate that excludes the revaluation of net deferred tax assets as a result of the Tax Act for fiscal year 2018. The effective tax rates for fiscal years 2016 and 2017 were 133.8% and 36.7%, respectively. The adjusted effective tax rate was 26.1% compared to the effective tax rate of 51.5% for fiscal year 2018 (reflecting the tax impact of the revaluation of net deferred tax assets under the Tax Act).

(e)
Represents the tax impact of the revaluation of net deferred tax assets as a result of the Tax Act.

(f)
Adjusts interest expense for the June 2015 refinancing of our Senior Secured Notes with $430.0 million of indebtedness under our Term Loan and Second Lien Facility.

(g)
Adjusts stated interest expense for the use of IPO proceeds for repayment in full of the $130.0 million of principal amount of indebtedness under our Second Lien Facility, which occurred in the third quarter of fiscal year 2017.

(h)
Represents the tax adjustment required to calculate annual pro forma adjusted net income at the normalized effective tax rate of 39.0% for fiscal year 2016, the actual annual effective tax rate of 36.7% for fiscal year 2017 and the adjusted annual effective tax rate of 26.1% for fiscal year 2018. The adjusted annual effective tax rate of 26.1% in fiscal year 2018 excludes the impact of the revaluation of net deferred tax assets as a result of the Tax Act.
(7)
The following is a reconciliation of our operating income to adjusted operating income for the periods presented:

	Fiscal Year Ended
	January 30, 2016	January 28, 2017	January 27, 2018
	(in thousands)
Operating income	$62,219	$72,677	$87,361
Adjustments:
Impairment charges	—	—	2,422
Stock-based compensation related to special one-time IPO bonus grant(a)	—	5,318	11,273
Transaction costs(b)	373	797	1,450

Adjusted operating income	$62,592	$78,792	$102,506

Adjusted operating margin	10.1%	10.3%	10.8%

(a)
Non-cash stock-based compensation associated with a special one-time initial public offering bonus grant to senior executives, which we do not consider in our evaluation of our ongoing performance. The grant was made in addition to the ongoing equity incentive program that we have in place to incentivize and retain management and was made to reward certain senior executives for historical performance and allow them to benefit from future successful outcomes for our Sponsors.

(b)
Charges incurred in connection with our initial public offering and the registration of shares of our common stock on behalf of our Sponsors, which we do not consider in our evaluation of our ongoing performance.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other factors and information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein, before making an investment decision. Our business, financial condition and operating results can be affected by a number of factors, whether currently known or unknown, including but not limited to those described below. Any one or more of such factors could directly or indirectly cause our actual results of operations and financial condition to vary materially from past or anticipated future results of operations and financial condition. Any of these factors, in whole or in part, could materially and adversely affect our business, financial condition, results of operations and stock price.

Risks Relating to Our Business

         General economic factors may materially adversely affect our business, revenue and profitability.

        General conditions in the United States and global economy that are beyond our control may materially adversely affect our business and financial performance. As a retailer that is dependent upon consumer discretionary spending for home décor products, our customers may allocate less money for discretionary purchases as a result of increased levels of unemployment, reduced consumer disposable income, higher interest rates, higher fuel and other energy costs, higher tax rates and other changes in tax laws, foreclosures, bankruptcies, falling home prices, reduced availability of consumer credit, higher consumer debt levels, a decline in consumer confidence, inflation, deflation, recession, an overall economic slowdown and other factors that influence consumer spending. Any reduced demand for the merchandise that we sell could result in a significant decline in customer traffic and sales and decreased inventory turnover. Therefore, if economic conditions worsen, there may be a material adverse impact on our business, revenue and profitability.

        In addition, our costs and expenses could be materially adversely impacted by general economic factors such as higher interest rates, higher fuel and other energy costs, higher transportation costs, higher commodity costs, higher costs of labor, insurance and healthcare, increased rental expense, inflation in other costs, higher tax rates and other changes in the tax law and changes in other laws and regulations. The economic factors that affect our operations also affect the operations and economic viability of our suppliers from whom we purchase goods, a factor that can result in an increase in the cost to us of merchandise we sell to our customers.

         Volatility or disruption in the financial markets could materially adversely affect our business and the trading price of our common stock.

        We rely on stable and efficient financial markets. Any disruption in the credit and capital markets could adversely impact our ability to obtain financing on acceptable terms. Volatility in the financial markets could also result in difficulties for financial institutions and other parties that we do business with, which could potentially affect our ability to access financing under our existing arrangements. We are exposed to the impact of any global or domestic economic disruption, including any potential impact of the withdrawal by the United Kingdom from the European Union, commonly referred to as "Brexit". Although we generally generate funds from our operations and our existing credit facilities to pay our operating expenses and fund our capital expenditures, our ability to continue to meet these cash requirements over the long term may require access to additional sources of funds, including equity and debt capital markets, and market volatility and general economic conditions may adversely affect our ability to access capital markets. In addition, the inability of our vendors to access capital and liquidity with which to maintain their inventory, production levels and product quality and to operate their businesses, or the insolvency of our vendors, could lead to their failure to deliver merchandise. If we are unable to purchase products when needed, our sales could be materially adversely impacted. Accordingly, volatility or disruption in the financial markets could impair our ability to execute our growth strategy and could have a material adverse effect on the trading price of our common stock.

         Consumer spending on home décor products could decrease or be displaced by spending on other activities as driven by a number of factors.

        Consumer spending on home décor products could decrease or be displaced by spending on other activities as driven by a number of factors including:

  •
  shifts in behavior away from home decorating in favor of other products or activities, such as fashion, media or electronics;

  •
  general economic conditions and other factors that affect consumer discretionary spending;

  •
  natural disasters, including hurricanes, tornadoes, floods, droughts, heavy snow, ice or rain storms, which disrupt the ability of consumers to continue spending on home décor products;

  •
  man-made disasters, such as terrorism or war, as well as other national and international security concerns; and

  •
  other matters that influence consumer confidence and spending.

        Total consumer spending may not continue to increase at historical rates due to slowed population growth and shifts in population demographics, and it may not increase in certain product markets given changes in consumer interests. Further, as we expand into new markets, we may not accurately predict consumer preferences in that market, which could result in lower than expected sales. If consumer spending on home décor products decline, our results of operations could be materially adversely affected.

         We may not be able to successfully implement our growth strategy on a timely basis or at all, which could harm our growth and results of operations.

        Our growth is dependent on our ability to open profitable new stores. Our ability to increase the number of our stores will depend in part on the availability of existing big box retail stores or store sites that meet our specifications. We may face competition from other retailers for suitable locations and we may also face difficulties in negotiating leases on acceptable terms. In addition, a lack of available financing on terms acceptable to real estate developers or a tightening credit market may adversely affect the retail sites available to us. Rising real estate costs and acquisition, construction and development costs and available lease financing could also inhibit our ability to open or acquire new stores.

        Opening or acquiring stores involves certain risks, including constructing, furnishing, supplying and staffing a store in a timely and cost-effective manner and accurately assessing the demographic or retail environment for a particular location, as well as addressing any environmental issues related to such locations. We cannot predict whether new stores will be successful. Our future sales at new stores may not meet our expectations, which could adversely impact our return on investment. For example, the costs of opening and operating new stores may offset the increased sales generated by the additional stores. Therefore, there can be no assurance that our new stores will generate sales levels necessary to achieve store-level profitability or profitability comparable to that of existing stores. New stores also may face greater competition and have lower anticipated sales volumes relative to previously opened stores during their comparable years of operation. In addition, a significant portion of our management's time and energy may be consumed with issues related to store expansion and we may be unable to hire a sufficient number of qualified store personnel or successfully integrate the new stores into our business. Furthermore, our vendors may be unable to meet the increased demand of additional stores in a timely manner. We cannot guarantee that we will be able to obtain and distribute adequate merchandise to new stores or maintain adequate warehousing and distribution capability at acceptable costs.

        In addition, our expansion in existing and new markets may present competitive, distribution, merchandising and regulatory challenges that differ from our current challenges, including competition among our stores, diminished novelty of our store design and concept, added strain on our existing distribution center, additional information to be processed by our information technology systems and diversion of management attention from operations. New stores in new markets, where we are less familiar with the population and are less well-known, may face different or additional risks and increased costs compared to stores operating in existing markets or new stores in existing markets. For example, we may need to increase marketing and advertising expenditures in new or smaller markets in which we have less store density. Additionally, we may not accurately predict consumer preferences in new markets, which could result in lower than expected sales. Expansion into new markets could also bring us into direct competition with retailers with whom we have no past experience as direct competitors. To the extent that we are not able to meet these new challenges, our sales could decrease and our operating costs could increase. Furthermore, our margins may be impacted in periods in which incremental expenses are incurred as a result of new store openings. Additionally, although our distribution center currently should be able to support a store base of up to approximately 220 stores, and we expect to open a second distribution center in fiscal year 2020, any unanticipated failure of or inability to support our growing store base could have a material adverse effect on our business. Therefore, there can be no assurance that we will be successful in opening, acquiring or operating any new stores on a profitable basis.

        Accordingly, we cannot assure you that we will achieve our planned growth or, even if we are able to grow our store base as planned, that any new stores will perform as planned. If we fail to successfully implement our growth strategy, we will not be able to sustain the growth in sales and profits that we expect, which would likely have an adverse impact on the price of our common stock.

         Failure to manage our inventory effectively and inability to satisfy changing consumer demands and preferences could materially adversely impact our operations.

        Due to the nature of our business, we make decisions regarding merchandise several months in advance of each of the seasons in which such merchandise will be sold, particularly with respect to our merchandise that is manufactured, purchased and imported from countries around the world. We must maintain sufficient inventory levels to operate our business successfully. However, if we misjudge consumer preferences or demands, we could have excess inventory that may need to be held for a long period of time, written down or discarded in order to clear excess inventory, especially seasonal and holiday merchandise. Conversely, if we underestimate consumer demand, we may not be able to provide certain products in a timely manner to our customers in order to meet their demand, which can result in lost sales. Either event could have a material adverse impact on our business, financial condition and results of operations. In addition, we recently upgraded to a new inventory planning and allocation system. If the new inventory planning and allocation system is unsuccessful, our ability to properly allocate inventory to stores could be adversely affected.

        There can be no assurance that we will be able to continue to offer assortments of products that appeal to our customers or that we will satisfy changing consumer demands and preferences in the future. Accordingly, our business, financial condition and results of operations could be materially adversely affected if:

  •
  we miscalculate either the market for the merchandise in our stores or our customers' purchasing habits;

  •
  consumer demand unexpectedly shifts away from the merchandise we offer or if there are unanticipated shifts in consumer preferences in some seasons; or

  •
  we are unable to anticipate, identify and respond to changing consumer demands or emerging trends, including shifts in the popularity of certain products or increased consumer demand for more enhanced customer service and assistance, home delivery or online sales and services.

        In addition, inventory shrinkage (inventory theft, loss or damage) rates could negatively impact our financial results. Furthermore, failure to control merchandise returns could also adversely affect our business. We have established a provision for estimated merchandise returns based upon historical experience and other known factors. However, if actual returns are greater than those projected by management, additional reductions of revenue could be recorded in the future. In addition, to the extent that returned merchandise is damaged or otherwise not appealing to our customers, we may not receive full retail value from the resale or liquidation of the returned merchandise.

        Our business model currently relies on purchasing all inventory centrally through our home office in Plano, Texas. At this office, all product samples are developed and/or received and reviewed; in addition, all purchase orders are placed, fulfilled and allocated from the same location. Major catastrophic events such as natural disasters, localized labor issues or wages increases, fire or flooding, malfunction or disruption of the information systems, a disruption in communication services, power outages or shipping interruptions could delay or otherwise adversely affect inventory purchasing or allocation, as well as the ultimate distribution of inventory to our stores and customers. Such disruptions could have a negative impact on our sales and results of operations. Our business model of central purchasing could also fail to account for differences in consumer preferences by market. In such cases, and where our focus of providing the broadest assortment of products for any room similarly did not account for differences in consumer preferences by market, our sales and results of operations could be adversely affected.

         The loss of, or disruption in, or our inability to efficiently operate our distribution network could have a materially adverse impact on our business.

        We operate a single cross-dock distribution center in Plano, Texas, which services all of our stores, as well as warehouse premises in Garland, Texas. The majority of our inventory is shipped directly from suppliers to our distribution center where the inventory is processed and then shipped to our stores. Only mattresses and some food items are shipped directly to stores. We rely in large part on the orderly operation of this receiving and distribution process, which depends on our automated distribution system, adherence to shipping schedules and effective management of our distribution network. If complications arise with our distribution facility or if the facility or warehouse premises (or a significant portion of inventory located there) is severely damaged or destroyed, our ability to receive and deliver inventory on a timely basis will be significantly impaired. There can be no assurance that disruptions in operations due to natural or man-made disasters, fire, flooding, terrorism or other catastrophic events, system failure, labor disagreements or shipping problems will not result in delays in the delivery of merchandise to our stores. Such delays could materially adversely impact our business. In addition, we could incur significantly higher costs and longer lead times associated with distributing merchandise to our stores during the time it takes for us to reopen or replace our distribution center. Moreover, our business interruption insurance may not be adequate to cover or compensate us for any losses that may occur. In addition, our distribution center should have the capacity to support up to approximately 220 stores. In anticipation of our growth to more than 220 stores, we plan to open a second distribution center in fiscal year 2020; however, there can be no assurance that the new distribution center will be opened on our expected timeline, that there will not be any delay in opening, constructing, engineering or fully utilizing the new distribution center or that there will not be any delays or issues in shipping schedules, logistics or systems if and when the new distribution center is opened.

        We rely upon various means of transportation through third parties, including shipments by air, sea, rail and truck, to deliver products to our distribution center from vendors and from our distribution center to our stores, as well as for direct shipments from vendors to stores. Labor shortages or capacity constraints in the transportation industry, disruptions to the national and international transportation infrastructure, fuel shortages or transportation cost increases (such as increases in fuel costs or port fees) could materially adversely affect our business and operating results, particularly as we receive and deliver our seasonal and holiday merchandise.

         We are subject to a number of risks because we import a significant portion of our merchandise.

        Approximately 60% of our merchandise was purchased from vendors in foreign countries such as China, Hong Kong, Belgium, Taiwan, India and Vietnam during fiscal year 2018. In addition, many of our domestic vendors purchase a portion of their products from foreign sources. For example, we purchase merchandise from domestic vendors that is imported from China or that is manufactured in China and assembled in the United States. Currently, we do not employ any resources on the ground in Asia to manage our procurement process and various vendor relationships. Instead, we often rely on trading companies to handle sourcing and logistics with Asian factories.

        Foreign sourcing subjects us to a number of risks generally associated with doing business abroad such as the following:

  •
  long lead times;

  •
  work stoppages and strikes;

  •
  delays in shipment, shipping port and ocean carrier constraints;

  •
  freight cost increases;

  •
  product quality issues;

  •
  raw material shortages and factory consolidations;

  •
  employee rights issues and other social concerns;

  •
  epidemics and natural disasters;

  •
  political instability, international conflicts, war, threats of war, terrorist acts or threats, especially threats to foreign and U.S. ports and piracy;

  •
  economic conditions, including inflation;

  •
  the imposition of tariffs, duties, quotas, taxes, import and export controls and other trade restrictions;

  •
  governmental policies and regulations; and

  •
  the status of trade relations with foreign countries, including the loss of "most favored nation" status with the United States for a particular foreign country.

         Adverse events could have a greater impact on us than if our operations were in more dispersed geographical regions.

        We currently operate 151 stores in 34 states, primarily in the South Central, Southeastern and Midwestern regions of the United States, including 30 stores in Texas. In addition, we operate a single distribution center and warehouse premises in Texas, which service all of our stores. Accordingly, the effect on us of adverse events in these regions, especially in Texas, such as weather (including hurricanes, tornadoes, floods, droughts, heavy snow, ice or rain storms), natural or man-made disasters, catastrophic events, terrorism, blackouts, widespread illness or unfavorable regional economic conditions, may be greater than if our operations or inventory were more geographically dispersed throughout the country or abroad. Such events could result in physical damage to or destruction or disruption of one or more of our properties, physical damage to or destruction of our inventory, the closure of one or more stores, the lack of an adequate workforce in parts or all of our operations, supply chain disruptions, data and communications disruptions and the inability of our customers to shop in our stores.

        In addition, increases in our selling, general and administrative expenses due to overhead costs could affect our profitability more negatively than if we had a larger store base. One or more unsuccessful new stores, or a decline in sales or profitability at an existing store, will have a more significant effect on our results of operations than if we had a larger store base.

         Because of our international operations, we could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws.

        We source over half of our products abroad. The U.S. Foreign Corrupt Practices Act and other similar laws and regulations generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. While our policies mandate compliance with these anti-bribery laws, we cannot assure you that we will be successful in preventing our employees or other agents from taking actions in violation of these laws or regulations. Such violations, or allegations of such violations, could disrupt our business and result in a material adverse effect on our financial condition, results of operations and cash flows.

         We are subject to risks associated with leasing substantial amounts of space.

        We lease certain of our retail properties, our distribution center and our corporate office. The profitability of our business is dependent on operating our current store base with favorable margins, opening and operating new stores at a reasonable profit, renewing leases for stores in desirable locations and, if necessary, identifying and closing underperforming stores. We lease a significant number of our store locations, ranging from short-term to long-term leases. Typically, a large portion of a store's operating expense is the cost associated with leasing the location.

        The operating leases for our retail properties, distribution center and corporate office expire at various dates through 2037. A number of the leases have renewal options for various periods of time at our discretion. We are typically responsible for taxes, utilities, insurance, repairs and maintenance for these retail properties. Rent expense for the fiscal years ended January 27, 2018, January 28, 2017 and January 30, 2016 totaled approximately $83.4 million, $68.1 million and $52.3 million, respectively. Our future minimum rental commitments for all operating leases in existence as of January 27, 2018 for fiscal year 2019 is approximately $85.2 million and total approximately $1,081.6 million for fiscal years 2020 through 2037. We expect that many of the new stores we open will also be leased to us under operating leases, which will further increase our operating lease expenditures and require significant capital expenditures. We depend on cash flows from operations to pay our lease expenses and to fulfill our other cash needs. If our business does not generate sufficient cash flow from operating activities, and sufficient funds are not otherwise available to us from borrowings under our ABL Facility, as described in Note 5—Revolving Line of Credit, to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 27, 2018 incorporated by reference in this prospectus supplement, or other sources, we may not be able to service our lease expenses or fund our other liquidity and capital needs, which would materially affect our business.

        Over time current store locations may not continue to be desirable because of changes in demographics within the surrounding area or a decline in shopping traffic, including traffic generated by other nearby stores. Although we have the right to terminate some of our leases under specified conditions by making certain payments (typically within two to three years after opening a store), we may not be able to terminate a particular lease if or when we would like to do so. If we decide to close stores, we are generally required to either continue to pay rent and operating expenses for the balance of the lease term or, for certain locations, pay exercise rights to terminate, which in either case could be expensive. Even if we are able to assign or sublease vacated locations where our lease cannot be terminated, we may remain liable on the lease obligations if the assignee or sublessee does not perform.

        In addition, when leases for the stores in our ongoing operations expire, we may be unable to negotiate renewals, either on commercially acceptable terms, or at all, which could cause us to close stores in locations that may be desirable. We may be unable to relocate these stores cost-effectively or at all and there can be no assurance that any relocated stores will be successful.

         We are subject to risks associated with our sale-leaseback strategy.

        From time to time, we engage in sale-leaseback transactions. The net proceeds from such transactions have been used to reduce outstanding debt and fund future capital expenditures for new store development. However, the sale-leaseback market may cease to be a reliable source of additional cash flows for us in the future if capitalization rates become less attractive, other unfavorable market conditions develop or the perceived value of our owned property declines. For example, should the sale-leaseback market require significantly higher yields (which may occur as interest rates rise), we may not enter into sale-leaseback transactions, which could adversely affect our ability to reduce outstanding debt and fund capital expenditures for future store development.

         We operate in a highly competitive retail environment.

        The retail business is highly competitive. The marketplace for home décor products is highly fragmented as many different retailers compete for market share by using a variety of store formats and merchandising strategies, dedicating a portion of their selling space to a limited selection of home décor, seasonal and holiday merchandise. Although we are the only big box concept solely dedicated to the home décor space, for all of our major products we compete with a diverse group of retailers, including mass merchants (such as Target and Wal-Mart), home improvement stores (such as Home Depot and Lowe's), craft retailers (such as Hobby Lobby, Jo-Ann Stores and Michaels Stores), home specialty/décor retailers (such as Bed Bath & Beyond, The Container Store, Home Goods and Pier 1 Imports), as well as various other small, independent retailers. In addition, to a lesser extent, we compete with Internet-based retailers (such as Wayfair), which competition could intensify in the future.

        We compete with these and other retailers for customers, retail locations, management and other personnel. Some of our competitors are larger and have greater resources, more customers and greater store brand recognition. They may secure better terms from vendors, adopt more aggressive pricing and devote more resources to technology, distribution and marketing. Competitive pressures or other factors could cause us to lose customers, sales and market share, which may require us to lower prices, increase marketing and advertising expenditures or increase the use of discounting or promotional campaigns, each of which could materially adversely affect our margins and could result in a decrease in our operating results and profitability. We cannot guarantee that we will continue to be able to compete successfully against existing or future competitors. Further, although we do not currently engage in e-commerce, there is no assurance that we will not in the future, and the use of e-commerce by our competitors could have a material adverse effect on our business. Expansion into markets served by our competitors, entry of new competitors, expansion of existing competitors into our markets or the adoption by competitors of innovative store formats and retail sale methods, including e-commerce, could cause us to lose market share and could be detrimental to our business, financial condition and results of operations.

         We face risks related to our substantial indebtedness.

        As of January 27, 2018, we had total borrowings of $461.5 million outstanding under our ABL Facility and our Term Loan. Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk associated with our variable rate debt and prevent us from meeting our obligations under our ABL Facility and Term Loan. Our substantial indebtedness could have important consequences to us, including:

  •
  making it more difficult for us to satisfy our obligations with respect to our debt, and any failure to comply with the obligations under our debt instruments, including restrictive covenants, could result in an event of default under the agreements governing our indebtedness increasing our vulnerability to general economic and industry conditions;

  •
  requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our debt, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures, selling and marketing efforts, product development, future business opportunities and other purposes;

  •
  exposing us to the risk of increased interest rates as substantially all of our borrowings are at variable rates;

  •
  restricting us from making strategic acquisitions;

  •
  limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions, and general corporate or other purposes; and

  •
  limiting our ability to plan for, or adjust to, changing market conditions and placing us at a competitive disadvantage compared to our competitors who may be less highly leveraged.

        The occurrence of any one of these events could have an adverse effect on our business, financial condition, results of operations, and ability to satisfy our obligations under our indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in the credit agreements governing our ABL Facility and Term Loan.

         The ABL Facility and Term Loan impose significant operating and financial restrictions on us and our subsidiaries that may prevent us from pursuing certain business opportunities and restrict our ability to operate our business.

        The credit agreements governing our ABL Facility and Term Loan contain covenants that restrict our and our subsidiaries' ability to take various actions, such as:

  •
  incur or guarantee additional indebtedness or issue certain disqualified or preferred stock;

  •
  pay dividends or make other distributions on, or redeem or purchase, any equity interests or make other restricted payments;

  •
  make certain acquisitions or investments;

  •
  create or incur liens;

  •
  transfer or sell assets;

  •
  incur restrictions on the payments of dividends or other distributions from our restricted subsidiaries;

  •
  alter the business that we conduct;

  •
  enter into transactions with affiliates; and

  •
  consummate a merger or consolidation or sell, assign, transfer, lease or otherwise dispose of all or substantially all of our assets.

        The restrictions in the credit agreements governing our ABL Facility and Term Loan also limit our ability to plan for or react to market conditions, meet capital needs or otherwise restrict our activities or business plans and adversely affect our ability to finance our operations, enter into acquisitions or to engage in other business activities that could be in our interest.

        In addition, our ability to borrow under the ABL Facility is limited by the amount of our borrowing base. Any negative impact on the elements of our borrowing base, such as accounts receivable and inventory, could reduce our borrowing capacity under the ABL Facility.

         We are dependent upon the services of our senior management and our buyers.

        We are dependent on the services, abilities and experiences of our senior management team. Any loss or interruption of the services of our senior management, or any general instability in the composition of our senior management team, could significantly reduce our ability to effectively manage our operations. Lee Bird, our Chief Executive Officer, Chairman of the Board and President, joined us in December 2012 and, together with our senior management team, has played an instrumental role in developing and executing our business and operating strategies, which we believe are critical to our ability to maintain strong margins. Therefore, the loss of Mr. Bird's services, or any members of our senior management, could have a material adverse impact on our business, operating results and profitability and there can be no assurance that we will be able to find appropriate replacements for our senior management as needed. In addition, certain members of our management team are relatively new to our business and have not worked as a team with other members of management for a significant period of time. Therefore, there can be no assurance that any new members of our management team will be able to successfully execute our business and operating strategies or continue to follow the same strategies.

        In addition, a number of our buyers have been with us for many years and have developed a deep understanding of our business and our customers. The market for buyers is highly competitive and it may be difficult to find suitable replacements if we lose any of our buyers. If we are unable to find suitable replacements, we may experience difficulties in selecting and sourcing merchandise, which could materially adversely impact our business, revenue and profitability.

         Failure to attract and retain quality employees could materially adversely affect our performance.

        Our performance depends on attracting and retaining quality people at all levels, including corporate, stores, the distribution center and other areas. Many of our store employees are in entry level or part-time positions with historically high rates of turnover. Our ability to meet our labor needs while controlling labor costs is subject to external factors such as unemployment levels, prevailing wage rates, minimum wage legislation, changing demographics, health and other insurance costs and governmental labor and employment requirements. In the event of changes in the federal or state minimum wage, living wage requirements or changes in other wage or workplace regulations, including, for example, health care or employee leave regulations, if our overall compensation and benefits fail to remain competitive, then the quality of our workforce could decline, while increasing our costs could impair our profitability. If we do not continue to attract and retain quality employees, our performance could be materially adversely affected.

        Although none of our employees are currently covered under collective bargaining agreements, there can be no assurance that our employees will not elect to be represented by labor unions in the future. If some or all of our workforce were to become unionized and collective bargaining agreement terms were significantly different from our current compensation arrangements or work practices, it could have a material adverse effect on our business, financial condition and results of operations.

         Difficulties with our vendors may adversely impact our business.

        Our performance depends on our ability to purchase merchandise at sufficient levels and at competitive prices from vendors who can deliver products in a timely and efficient manner and in compliance with our vendor standards and all applicable laws and regulations. We currently have over 500 vendor relationships. Generally, we do not have any long-term purchase agreements or other contractual assurances of continued supply, pricing or access to new products, and any vendor could discontinue selling to us at any time. Historically, we have not relied on any single vendor for our products and have not had difficulties replacing vendors for various products we sell. However, in the future there is no assurance that we will continue to be able to acquire desired merchandise in sufficient quantities or on terms acceptable to us, or be able to develop relationships with new vendors to replace any discontinued vendors. Our inability to acquire suitable merchandise in the future or our failure to replace any one or more vendors may have a material adverse effect on our business, results of operations and financial condition. In addition, any significant change in the payment terms that we have with our suppliers could adversely affect our liquidity.

        Many of our suppliers are small firms that produce a limited number of items. These smaller vendors generally have limited resources, production capacities and operating histories, and some of our vendors have limited the distribution of their merchandise in the past. Accordingly, these vendors may be susceptible to cash flow issues, downturns in economic conditions, production difficulties, quality control issues and difficulty delivering agreed-upon quantities on schedule and in compliance with regulatory requirements. If a vendor fails to deliver on its commitments, whether due to financial difficulties or other reasons, we could experience merchandise out-of-stocks that could lead to lost sales, especially with respect to seasonal and holiday merchandise. In addition, there is no assurance that we would be able, if necessary, to return product to these vendors, obtain refunds of our purchase price or obtain reimbursement or indemnification from any of our vendors should we so desire, and from time to time, we may be in litigation with one or more vendors. Many of these suppliers require extensive advance notice of our requirements in order to supply products in the quantities we need. This long lead time requires us to place orders far in advance of the time when certain products will be offered for sale, exposing us to shifts in consumer demand and discretionary spending.

         Our business is moderately seasonal and weak performance during one of our historically strong seasonal periods could have a material adverse effect on our operating results for the entire fiscal year.

        Our business is moderately seasonal, with a meaningful portion of our sales dedicated to seasonal and holiday merchandise, resulting in the realization of higher portions of net sales and operating income in the second and fourth fiscal quarters. Due to the importance of our peak sales periods, which include the spring and year-end holiday decorating seasons, the second and fourth fiscal quarters have historically contributed, and are expected to continue to contribute, significantly to our operating results for the entire fiscal year. In anticipation of seasonal increases in sales activity during these periods, we incur significant additional expense prior to and during our peak seasonal periods, which we may finance with additional short-term borrowings. These expenses may include the acquisition of additional inventory, seasonal staffing needs and other similar items. As a result, any factors negatively affecting us during these periods, including adverse weather and unfavorable economic conditions, could have a material adverse effect on our results of operations for the entire fiscal year.

         Our quarterly operating results may fluctuate substantially and historical quarterly operating results may not be a meaningful indicator of future performance.

        Our quarterly results of operations have fluctuated in the past and may fluctuate significantly in the future as a result of a variety of factors, many outside of our control, including:

  •
  general economic and political conditions;

  •
  the mix of merchandise sold;

  •
  shifts in consumer tastes and changes in demand for the products that we offer in our stores;

  •
  calendar shifts of holiday or seasonal periods;

  •
  the timing of new store openings and the level of pre-opening expenses associated with new stores;

  •
  the amount and timing of sales contributed by new stores;

  •
  store closings or relocations and costs related thereto;

  •
  expansion of existing or entry of new competitors into our markets;

  •
  pricing and other actions taken by our competitors;

  •
  changes in promotions, advertising or other actions taken by us or our existing or possible new competitors;

  •
  the timing and level of markdowns;

  •
  delays in the flow of merchandise to our stores;

  •
  changes in our operating expenses;

  •
  changes in commodity prices and the cost of fuel;

  •
  foreign exchange rates;

  •
  litigation;

  •
  adverse weather conditions in our markets, particularly on weekends;

  •
  natural or man-made disasters;

  •
  the timing of income tax refunds to our customers;

  •
  the timing or elimination of certain state and local tax holidays; and

  •
  changes in other tenants or landlords or surrounding geographic circumstances in the areas in which we are located.

        Any of these events could have a material adverse effect on our business, financial condition and operating results for the fiscal quarter in which such event occurs as well as for the entire fiscal year. Therefore, period-to-period comparisons of historical quarterly operating results may not be a meaningful indicator of future performance.

         We may not be able to protect our important intellectual property and we could incur substantial costs if we are subject to claims that our operations infringe on the proprietary rights of others.

        We rely on our proprietary intellectual property, including trademarks, to market, promote and sell our products in our stores, particularly our At Home private label products. We monitor and protect against activities that might infringe, dilute or otherwise violate our trademarks and other intellectual property and rely on the trademark and other laws of the United States. However, we may be unable to prevent third parties from using our intellectual property without our authorization. To the extent we cannot protect our intellectual property, unauthorized use and misuse of our intellectual property could harm our competitive position and have a material adverse effect on our financial condition, cash flows or results of operations.

        Additionally, we cannot be certain that we do not or will not in the future infringe on the intellectual property rights of third parties. From time to time, we have been subject to claims from third parties that we have infringed upon their intellectual property rights and we face the risk of such claims in the future. Any intellectual property infringement claims against us could be costly, time-consuming, harmful to our reputation or result in injunctive or other equitable relief that may require us to make changes to our business, any of which could have a material adverse effect on our financial condition, cash flows or results of operations.

         Increases in commodity prices and supply chain costs could materially adversely affect our results of operations.

        Various commodities are used in our merchandise, such as petroleum, resin, copper, steel, cotton and lumber. These commodities are subject to inflation, price fluctuations and other market disturbances, including supply shortages. Increases in commodity prices or the costs related to our supply chain and distribution network, including currency exchange rates, tariffs, labor, fuel and other transportation costs, could have a material adverse effect on our gross margin, expenses and results of operations. Due to the uncertainty of these price fluctuations and our strategy to maintain everyday low prices, we may not be able to pass some or all of these increased costs on to our customers. Even if we are able to pass these increased costs on to our customers, we may not be able to do so on a timely basis, our gross margins could decline and we may not be able to implement other price increases for our merchandise.

         If we are required to make significant investments in advertising, marketing or promotions, our margins and profitability could materially decline.

        In general, we employ an everyday low pricing strategy that avoids high-low pricing and promotions and allows us to minimize advertising and marketing expenses incurred by other retailers. However, there is no assurance that we can continue to be successful without significant advertising, marketing and promotions, particularly as we open stores in new markets. We spent over $20 million in capital and expenses in connection with our rebranding initiative during fiscal year 2015 and may need to incur additional expenses to promote our new brand. In addition, there is no assurance that any further investments we have made or may make in the future with respect to advertising, marketing or promotions will be successful or result in a positive return on investment. Therefore, if we are required to make significant investments in advertising, marketing or promotions and related expenditures, our margins and profitability could materially decline even if sales increase.

         Any online services or e-commerce activities that we may launch in the future may require substantial investment and may not be successful.

        We do not currently engage in e-commerce and have a limited online presence through our website and other forms of social media. Over fiscal years 2017 and 2018, we upgraded our website to enable our customers to view our product assortment online with robust search functionality and a mobile friendly website, but we do not currently sell merchandise through our website. However, as part of our growth strategy, we are exploring expansion of our online services and could engage in e-commerce activities in the future, which would require substantial investment. The success of any online services or e-commerce business would depend, in part, on factors over which we may not control. We would need to successfully respond to changing consumer preferences and buying trends relating to online or e-commerce usage. We would also be vulnerable to increased risks and uncertainties including: changes in required technology interfaces; website downtime and other technical failures; costs and technical issues related to upgrading website software; computer viruses; changes in applicable federal and state regulations; security breaches; consumer privacy concerns; and keeping up to date with competitive technology trends, including the use of new or improved technology, creative user interfaces and other online or e-commerce marketing tools. In addition, any e-commerce platform may be unprofitable, cannibalize sales from our existing stores or not be able to compete successfully against other Internet-based retailers who sell similar merchandise. Our failure to successfully respond to these risks and uncertainties might adversely affect sales in any e-commerce business that we establish in the future and could damage our reputation and brand. Further, in the event that we engage in e-commerce in the future, we will need to establish a shipping and delivery system for items purchased online, for which we do not currently have adequate capability. Our business could be adversely affected if we are not able to successfully develop and integrate such a shipping and delivery system in connection with any e-commerce business in which we may engage in the future.

         Disruptions to our information systems, or our failure to adequately support, maintain and upgrade these systems, could negatively impact our operations and financial results.

        We depend on our information technology systems for many aspects of our business. We have made significant investments in information technology, including investments in systems and applications for finance and accounting functions, supply chain management software for retail operations and data warehouse management systems and an automated distribution system for our distribution center operations. We purchase our inventory through a centralized inventory management system that operates for the entire chain. Merchandise is bar-coded, enabling management to control inventory and pricing by SKU. Sales are updated daily in the merchandise reporting systems by polling all sales information from each store's point-of sale terminals. Stores are then staffed based on a statistically developed labor model which incorporates the daily and hourly store sales volume. We attempt to mitigate the risk of possible business interruptions caused by disruptions to our information systems by maintaining a disaster recovery plan, which includes maintaining backup systems off-site. However, despite safeguards and careful contingency planning, our systems are still subject to power outages, computer viruses, computer and telecommunication failures, employee usage errors, security breaches, terrorism, natural or man-made disasters and other catastrophic events. A major disruption of our information systems and backup mechanisms may cause us to incur significant costs to repair our systems and experience a critical loss of data. System failures could also disrupt our ability to track, record and analyze sales and inventory and could cause disruptions of our operations, including, among other things, our ability to process and ship inventory, process financial information including credit card transactions, process payrolls or vendor payments or engage in other similar normal business activities.

        In addition, we may be unable to improve, upgrade, integrate or expand upon our existing systems and any costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology could also disrupt or reduce the efficiency of our operations.

         Unauthorized disclosure of sensitive or confidential customer information could harm our business and standing with our customers.

        The protection of our customer, employee and other company data is critical to us. We rely on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential customer information, such as payment card and personal information. Despite the security measures we have in place, our facilities and systems, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, payment card terminal tampering, computer viruses, ransomware, misplaced, lost or stolen data, programming or human errors or other similar events. The methods used to obtain unauthorized access to data, disable or degrade service, or sabotage our facilities and systems are constantly changing and evolving, and may be difficult to anticipate or detect for long periods of time. The ever-evolving threats mean we must continually evaluate and adapt our systems and processes, and there is no guarantee that they will be adequate to safeguard against all data security breaches or misuses of data. We and our third-party service providers may not anticipate or prevent all types of attacks until after they have already been launched, and techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers. In addition, security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships. The risks associated with our processing of sensitive customer data may be heightened if the amount of such data collected is increased, including via the co-branded and private label credit card and customer loyalty programs that we launched during the third quarter of fiscal year 2018. Any security breach involving the misappropriation, loss or other unauthorized disclosure of confidential information, whether by us or our third-party service providers, could damage our reputation, expose us to risk of litigation and liability, disrupt our operations and harm our business. In addition, as a result of recent security breaches at a number of prominent retailers, the media and public scrutiny of information security and privacy has become more intense. As a result, we may incur significant costs to change our business practices or modify our service offerings in connection with the protection of personally identifiable information.

         Regulatory or litigation developments could materially adversely affect our business operations and financial performance.

        We are subject to numerous statutory, regulatory and legal requirements at a local, state, national and international level because of our business operations, store locations, workforce, sales to consumers and importation of merchandise. In addition, as a publicly traded company we may be exposed to the risk of stockholder litigation if our stock price declines. Laws and regulations affecting our business may change, sometimes frequently and significantly, as a result of political, economic, social or other events. Changes in the regulatory environment in the areas of product safety, environmental protection, privacy and information security, health care, labor and employment, U.S. customs, advertising and taxes, among others, could potentially impact our operations and financial results. For example, more stringent and varied requirements of local and state governmental bodies with respect to zoning, land use and environmental factors could delay or prevent development of new stores in particular locations. Environmental laws and regulations also govern, among other things, discharges of pollutants into the air and water as well as the presence, handling, release and disposal of and exposure to hazardous substances. These laws provide for significant fines and penalties for noncompliance. Third parties may also make personal injury, property damage or other claims against us associated with actual or alleged release of, or exposure to, hazardous substances at our properties. We could also be strictly liable, without regard to fault, for certain environmental conditions at properties we formerly owned or operated as well as at our current properties. We could be negatively impacted by developments in these areas due to the costs of compliance, and if we fail to comply with a law or regulation, we may be subject to claims, lawsuits, fines, penalties, loss of a license or permit and adverse publicity or other consequences that could have a material adverse effect on our business and results of operations.

         Product recalls and/or product liability, as well as changes in product safety and other consumer protection laws, may adversely impact our operations, merchandise offerings, reputation, results of operations, cash flow and financial condition.

        We are subject to regulations by a variety of federal, state and international regulatory authorities, including The Consumer Product Safety Commission. A large portion of our merchandise is manufactured in foreign countries. As such, one or more of our vendors might not adhere to product safety requirements or our quality control standards, and we might not identify the deficiency before merchandise ships to our stores. If our merchandise offerings do not meet applicable safety standards or our customers' expectations regarding safety, we could experience lost sales and increased costs and be exposed to legal and reputational risk. We could be required to recall some of those products or could expose ourselves to government enforcement action or private litigation, such as product liability claims, which could result in significant fines, penalties, monetary damages and other remedies as well as harm to our reputation. We could also be subject to litigation related to injuries or other accidents at our stores or distribution center.

        Moreover, changes in product safety or other consumer protection laws could lead to increased costs to us for certain merchandise, or additional labor costs associated with readying merchandise for sale. Long lead times on merchandise ordering cycles increase the difficulty for us to plan and prepare for potential changes to applicable laws. In particular, The Consumer Product Safety Improvement Act of 2008 imposes significant requirements on manufacturing, importing, testing and labeling requirements for some of our products. In the event that we are unable to timely comply with regulatory changes, significant fines or penalties could result, and could adversely affect our reputation, results of operations, cash flow and financial condition.

         Inadequacy of our insurance coverage could have a material adverse effect on our business.

        We maintain third-party insurance coverage against various liability risks and risks of property loss and business interruption, as well directors and officers liability insurance coverage. While we believe these arrangements are an effective way to insure against liability and property damage risks, the potential liabilities associated with those risks or other events could exceed the coverage provided by such arrangements. Significant uninsured liabilities could have a material adverse effect on our Company.

         Our continued success is substantially dependent on positive perceptions of At Home.

        We are highly dependent on our reputation amongst home décor enthusiasts. To remain successful in the future, we must continue to preserve, grow and utilize the value of our reputation as the destination retailer for our customers' home décor needs. Reputational value is based in large part on perceptions of subjective qualities, and even isolated incidents may erode trust and confidence. Events that can damage our reputation include, but are not limited to, legal violations, litigation, actual or perceived ethical problems, product safety issues, actual or perceived poor employee relations, actual or perceived poor customer service, store appearance or operational issues, unauthorized use or other misappropriation of our trade name, data security, terrorism or other events outside of our control that could generate negative publicity with respect to At Home, whether in traditional media or social media outlets. Any event that has the potential to negatively impact our trade name or our reputation with customers, employees, suppliers, communities, governmental officials and others could have a material adverse effect on our business and results of operations.

         Our operating results and financial position could be negatively impacted by accounting policies, rules and regulations.

        Our operating results and financial position could be negatively impacted by implementation of our various accounting policies as well as changes to accounting rules and regulations or new interpretations of existing accounting standards. These changes may include, without limitation, changes to lease accounting standards. For example, while we are still evaluating the impact of our pending adoption of ASU No. 2016-02, "Leases" on our consolidated financial statements, we expect that upon adoption we will recognize right-of-use assets and liabilities that will be material to our financial statements. In addition, from time to time, we could incur impairment charges that adversely affect our operating results. For example, changes in economic or operating conditions impacting our estimates and assumptions could result in the impairment of intangible assets (such as our goodwill or trade name) or long-lived assets in accordance with applicable accounting guidance. In the event that we determine our intangible or long-lived assets are impaired, we may be required to record a significant charge to earnings in our financial statements that could have a material adverse effect on our results of operations.

         Recently enacted changes to the U.S. tax laws may have a material impact on our business. Other changes in our effective income tax rate could also affect us.

        Our effective income tax rate is influenced by a number of factors. Changes in the tax laws, the interpretation of existing laws or our failure to sustain our reporting positions on examination could adversely affect our effective tax rate. Further, our effective tax rate in a given financial statement period may be materially impacted by changes in the mix and level of earnings or by changes to existing accounting rules or regulations.

        On December 20, 2017, the U.S. House of Representatives and the U.S. Senate each voted to approve the Tax Act and, on December 22, 2017, the President signed the Tax Act into law. The Tax Act makes extensive changes to the U.S. tax laws and includes provisions that, among other things, reduce the U.S. corporate tax rate, limit certain deductions for executive compensation, introduce a capital investment deduction and place certain limitations on the interest deduction. As a result of the reduction in the corporate tax rate, we were required to revalue our U.S. net deferred tax assets at December 31, 2017. Our initial estimate of the impact of the revaluation resulted in a non-cash charge recorded in income tax expense of approximately $16.7 million during the fourth quarter of fiscal year 2018. The Tax Act is complex and far-reaching and we cannot predict with certainty the resulting impact its enactment will have on us. As we continue to evaluate the application of the Tax Act, there can be no assurance that we will not be required to record further charges to income in future periods.

         We are a holding company with no operations of our own, and we depend on our subsidiaries for cash.

        We are a holding company and do not have any material assets or operations other than ownership of equity interests of our subsidiaries. Our operations are conducted almost entirely through our subsidiaries, and our ability to generate cash to meet our obligations or to pay dividends, if any, is highly dependent on the earnings of, and receipt of funds from, our subsidiaries through dividends or intercompany loans. The ability of our subsidiaries to generate sufficient cash flow from operations to allow us and them to make scheduled payments on our debt obligations will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. We cannot assure you that the cash flow and earnings of our operating subsidiaries will be adequate for our subsidiaries to service their debt obligations. If our subsidiaries do not generate sufficient cash flow from operations to satisfy corporate obligations, we may have to undertake alternative financing plans (such as refinancing), restructure debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. We cannot assure you that any such alternative refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our obligations, or to refinance our obligations on commercially reasonable terms, could have a material adverse effect on our business, financial condition and results of operations.

        Furthermore, we and our subsidiaries may incur substantial additional indebtedness in the future that may severely restrict or prohibit our subsidiaries from making distributions, paying dividends, if any, or making loans to us.

Risks Related to our Common Stock and this Offering

         The market price of our common stock may be highly volatile, and you may not be able to resell your shares at or above the price to the public in this offering.

        The trading price of our common stock could be volatile, and you can lose all or part of your investment. Although our common stock trades on the NYSE, we cannot assure you that an active public market for our common stock will be sustained. The following factors, in addition to other factors described in this "Risk Factors" section and elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein, may have a significant impact on the market price of our common stock:

  •
  quarterly variations in our operating results compared to market expectations;

  •
  changes in the preferences of our customers;

  •
  low comparable store sales growth compared to market expectations;

  •
  delays in the planned openings of new stores;

  •
  the failure of securities analysts to cover the Company or changes in analysts' financial estimates;

  •
  economic, legal, regulatory and political factors unrelated to our performance;

  •
  changes in consumer spending or the housing market;

  •
  increased competition or stock price performance of our competitors;

  •
  future sales of our common stock or the perception that such sales may occur;

  •
  changes in senior management or key personnel;

  •
  investor perceptions of us and the retail industry;

  •
  new regulatory pronouncements and changes in regulatory guidelines;

  •
  lawsuits, enforcement actions and other claims by third parties or governmental authorities;

  •
  action by institutional stockholders or other large stockholders;

  •
  failure to meet any guidance given by us or any change in any guidance given by us, or changes by us in our guidance practices;

  •
  speculation in the press or investment community;

  •
  events beyond our control, such as war, terrorist attacks, transportation and fuel prices, natural disasters, severe weather and widespread illness; and

  •
  the other factors listed in this "Risk Factors" section, in the accompanying prospectus and in the documents incorporated by reference herein.

        In addition, our stock price may be volatile. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies like us. Accordingly, these broad market and industry factors may significantly reduce the market price of our common stock, regardless of our operating performance.

         Future sales of a substantial number of shares of our common stock by our existing stockholders could cause our stock price to fall.

        Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. The selling stockholders and our directors and executive officers have agreed to a "lock-up" with the representative of the underwriters of this offering, meaning that, subject to certain exceptions, they will not sell any shares without the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. LLC before the date that is 45 days after the date of this prospectus supplement. See "Underwriting." Following the expiration of this 45-day lock-up period, shares of our common stock held by the selling stockholders and the other parties to the lock-up will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144. Moreover, we have registered, pursuant to the registration statement of which this prospectus supplement is a part, all of the shares of our common stock held by the selling stockholders. Pursuant to the registration rights agreement to which we and the selling stockholders are parties, the selling stockholders have the right, subject to certain conditions, to require us to facilitate future offerings of their shares, which would result in such shares becoming freely tradable without restriction under the Securities Act, unless purchased by our affiliates (as defined in Rule 144 under the Securities Act). Sales of stock by these stockholders could have a material adverse effect on the trading price of our common stock.

        As of March 22, 2018, we had 61,629,576 shares of common stock outstanding. Of these shares, all of the 9,530,041 shares sold in our initial public offering and the 5,750,000 shares of our common stock sold in a previous secondary offering are, and the 6,000,000 shares of our common stock to be sold in this offering (or 6,900,000 shares of our common stock if the underwriters exercise their option to purchase additional shares in full) will be, freely transferable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, except for shares held by our affiliates as defined in Rule 144 under the Securities Act.

        On April 5, 2017, we filed a registration statement on Form S-8 under the Securities Act to register the shares of common stock to be issued under our equity compensation plans and, as a result, all shares of common stock acquired upon exercise of stock options granted under our plans are also freely tradable under the Securities Act, unless held by our affiliates. As of March 22, 2018, there were stock options outstanding to purchase a total of 6,834,716 shares of our common stock and 200,372 shares of our common stock subject to RSUs. In addition, as of March 22, 2018, 3,448,236 shares of our common stock were reserved for future issuance under our Equity Incentive Plan.

         If securities or industry analysts do not publish or cease publishing research or reports about At Home, or if they issue unfavorable commentary about us or our industry or downgrade our common stock, the price of our common stock could decline.

        The trading market for our common stock depends in part on the research and reports that third-party securities analysts publish about At Home and the retail industry. One or more analysts could downgrade our common stock or issue other negative commentary about At Home or our industry. In addition, if one or more of these analysts cease coverage of At Home, we could lose visibility in the market. As a result of one or more of these factors, the trading price of our common stock could decline.

         Because the Sponsors control a significant percentage of our common stock, they may control all major corporate decisions and their interests may conflict with your interests as an owner of our common stock and those of the Company.

        We are controlled by the Sponsors, which currently own approximately 73% of our common stock and will own approximately 63% of our common stock following the completion of this offering, assuming that the underwriters do not exercise their option to purchase additional shares, or approximately 62% if the underwriters' option to purchase additional shares is exercised in full. Accordingly, the Sponsors currently control, and will continue to control after this offering, the election of the majority of our directors and could exercise a controlling interest over our business, affairs and policies, including the appointment of our management and the entering into of business combinations or dispositions and other corporate transactions. The directors so elected have the authority to incur additional debt, issue or repurchase stock, declare dividends and make other decisions that could be detrimental to you. In addition, pursuant to the Stockholders' Agreement, for a period of two years following our initial public offering, subject to certain exceptions, Starr Investments has agreed to vote or cause to be voted 8,519,176 of their shares of our common stock (7,379,043 shares of our common stock following the completion of this offering or 7,208,023 shares of our common stock if the underwriters exercise their option to purchase additional shares in full) on all matters presented to stockholders in the same manner that AEA votes on such matters. In addition, for so long as certain affiliates of AEA, on the one hand, and Starr Investments, on the other hand, respectively in the aggregate hold at least 10% of our outstanding common stock, each of such Sponsors shall be entitled to nominate at least one individual for election to our board, and our board and nominating committee thereof shall nominate and recommend to our stockholders that such individual be elected to our board, and each party to the stockholders' agreement agrees to vote all of their shares to elect such individual to our board.

        The Sponsors may have interests that are different from our other stockholders and may vote in a way with which our other stockholders disagree and which may be adverse to such stockholders' interests. Further, AEA and Starr Investments may have differing views from each other, neither of which may align with our other stockholders' interests. In addition, the Sponsors' concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our common stock to decline or prevent stockholders from realizing a premium over the market price for their common stock.

        Additionally, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us or supply us with goods and services. The Sponsors may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. You should consider that the interests of the Sponsors may differ from your interests in material respects.

         Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.

        Provisions in our second amended and restated certificate of incorporation and our amended and restated bylaws, as well as provisions of the Delaware General Corporation Law, or DGCL, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our stockholders, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions include:

  •
  establishing a classified board of directors such that not all members of the board are elected at one time;

  •
  allowing the total number of directors to be determined exclusively (subject to the rights of holders of any series of preferred stock to elect additional directors) by resolution of our board of directors and granting to our board the sole power (subject to the rights of holders of any series of preferred stock or rights granted pursuant to the stockholders' agreement) to fill any vacancy on the board;

  •
  limiting the ability of stockholders to remove directors without cause if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock;

  •
  authorizing the issuance of "blank check" preferred stock by our board of directors, without further stockholder approval, to thwart a takeover attempt;

  •
  prohibiting stockholder action by written consent (and, thus, requiring that all stockholder actions be taken at a meeting of our stockholders), if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock;

  •
  eliminating the ability of stockholders to call a special meeting of stockholders, except for AEA, so long as AEA owns, or has the right to direct the vote of, 50% or more of the voting power of our common stock;

  •
  establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at annual stockholder meetings; and

  •
  requiring the approval of the holders of at least two-thirds of the voting power of all outstanding stock entitled to vote thereon, voting together as a single class, to amend or repeal our certificate of incorporation or bylaws if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock.

        In addition, while we have opted out of Section 203 of the DGCL, our second amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

  •
  prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction provided for or through our Company resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who owns 15% or more of our outstanding voting stock and the affiliates and associates of such person. For purposes of this provision, "voting stock" means any class or series of stock entitled to vote generally in the election of directors. Our second amended and restated certificate of incorporation provides that AEA, Starr Investments, their respective affiliates and any of their respective direct or indirect designated transferees (other than in certain market transfers and gifts) and any group of which such persons are a party do not constitute "interested stockholders" for purposes of this provision.

        Under certain circumstances, this provision will make it more difficult for a person who qualifies as an "interested stockholder" to effect certain business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors in order to avoid the stockholder approval requirement if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.

        These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our Company. These provisions could also discourage proxy contests and make it more difficult for you and our other stockholders to elect directors of your choosing and cause us to take corporate actions other than those that you desire.

         We are exposed to risks relating to evaluations of controls required by Section 404 of the Sarbanes-Oxley Act.

        We were required to comply for the first time with the management certification requirements of Section 404 of the Sarbanes-Oxley Act in our Annual Report on Form 10-K for the fiscal year ended January 27, 2018. We currently perform the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification and, once required, will complete the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We are in the process of evaluating our internal controls systems to allow our independent auditors to audit our internal controls over financial reporting. When we are no longer an emerging growth company, our management report on internal control over financial reporting will need to be attested to by our independent registered public accounting firm. We do not expect to have our independent registered public accounting firm attest to our management report on internal control over financial reporting while we are an emerging growth company. Furthermore, upon completion of this process, we may identify control deficiencies of varying degrees of severity under applicable SEC and PCAOB rules and regulations that remain unremediated. As a public company, we are required to report, among other things, control deficiencies that constitute a "material weakness" or changes in internal controls that, or that are reasonably likely to, materially affect internal controls over financial reporting. A "material weakness" is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. A "significant deficiency" is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of our financial reporting.

        To continue to comply with the requirements of being a public company, we have undertaken various actions, and may need to take additional actions, such as implementing and enhancing our internal controls and procedures and hiring additional accounting or internal audit staff. Testing and maintaining internal controls can divert our management's attention from other matters that are important to the operation of our business. Additionally, when evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. For example, in the past, certain matters involving our internal controls over financial reporting that constituted "material weaknesses" were identified and have since been remediated, which related to our limited accounting personnel and other resources at the time, as well as our adoption of public company standards. If we identify any additional material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, if we are required to make further restatements of our financial statements, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company, investors may lose confidence in the accuracy, completeness or reliability of our financial reports and the trading price of our common stock may be adversely affected, and we could become subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities, which could require additional financial and management resources. In addition, if we fail to remedy any material weakness, our financial statements could be inaccurate and we could face restricted access to the capital markets.

         We do not currently expect to pay any cash dividends.

        The continued operation and expansion of our business will require substantial funding. Accordingly, we do not currently expect to pay any cash dividends on shares of our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant. We are a holding company, and substantially all of our operations are carried out by our operating subsidiaries. Under our ABL Facility and Term Loan, our operating subsidiaries are significantly restricted in their ability to pay dividends or otherwise transfer assets to us, and we expect these limitations to continue in the future. Our ability to pay dividends may also be limited by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

         The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and the NYSE, may strain our resources, increase our costs and divert management's attention, and we may be unable to comply with these requirements in a timely or cost-effective manner.

        As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the corporate governance standards of the Sarbanes-Oxley Act and the NYSE. These requirements place a strain on our management, systems and resources and we incur significant legal, accounting, insurance and other expenses that we did not incur as a private company. The Exchange Act requires us to file annual, quarterly and current reports with respect to our business and financial condition within specified time periods and to prepare a proxy statement with respect to our annual meeting of stockholders. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. The NYSE requires that we comply with various corporate governance requirements. To maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting and comply with the Exchange Act and the NYSE's requirements, significant resources and management oversight are required. This may divert management's attention from other business concerns and lead to significant costs associated with compliance, which could have a material adverse effect on us and the price of our common stock.

        The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect that continuing compliance with these rules and regulations will increase our legal and financial compliance costs and make some activities more time-consuming and costly. These laws and regulations could also make it more difficult or costly for us to maintain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in governance and reporting requirements. We cannot predict or estimate the amount of additional costs we may incur or the timing of these costs. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

         We are, and will continue to be after this offering, a "controlled company" within the meaning of the NYSE rules and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements.

        The Sponsors control, and will continue to control after this offering, a majority of the voting power of our outstanding common stock. As a result, we are a "controlled company" within the meaning of the NYSE corporate governance standards. A company of which more than 50% of the voting power is held by an individual, a group or another company is a "controlled company" within the meaning of the NYSE rules and may elect not to comply with certain corporate governance requirements of the NYSE, including:

  •
  the requirement that a majority of our board of directors consist of independent directors;

  •
  the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

  •
  the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

  •
  the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

        We intend to continue to rely on all of the exemptions listed above for so long as we are eligible to do so. To the extent we utilize these exemptions, we will not have a majority of independent directors and our nominating and corporate governance and compensation committees will not consist entirely of independent directors. As a result, our board of directors and those committees may have more directors who do not meet the NYSE's independence standards than they would if those standards were to apply. The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

         Taking advantage of the reduced disclosure requirements applicable to "emerging growth companies" may make our common stock less attractive to investors.

        As a company with less than $1.07 billion in revenue during fiscal year 2018, we qualify as an "emerging growth company" as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

  •
  we are not required to engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

  •
  we are not required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

  •
  we are not required to submit certain executive compensation matters to stockholder advisory votes, such as "say-on-pay", "say-on-frequency" and "say-on-golden parachutes"; and

  •
  we are not required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer's compensation to median employee compensation.

        We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

        The JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have irrevocably elected to "opt out" of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted.

        We cannot predict if investors will find our common stock less attractive to the extent we continue to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our common stock.

         Our second amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us.

        Our second amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, employees or agents, (iii) any action asserting a claim against us arising under the DGCL or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. By purchasing our common stock, you will be deemed to have notice of and have consented to the provisions of our second amended and restated certificate of incorporation related to choice of forum. The choice of forum provision in our second amended and restated certificate of incorporation may limit our stockholders' ability to obtain a favorable judicial forum for disputes with us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "seek," "should" or "vision," or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, expected new store openings, our real estate strategy, growth targets and potential growth opportunities and future capital expenditures and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements.

        We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  •
  general economic factors that may materially adversely affect our business, revenue and profitability;

  •
  volatility or disruption in the financial markets;

  •
  consumer spending on home décor products which could decrease or be displaced by spending on other activities;

  •
  our ability to successfully implement our growth strategy on a timely basis or at all;

  •
  our failure to manage inventory effectively and our inability to satisfy changing consumer demands and preferences;

  •
  losses of, or disruptions in, or our inability to efficiently operate our distribution network;

  •
  adverse events in the geographical regions in which we operate;

  •
  risks related to our imported merchandise;

  •
  risks associated with leasing substantial amounts of space;

  •
  risks associated with our sale-leaseback strategy;

  •
  the highly competitive retail environment in which we operate;

  •
  risks related to our substantial indebtedness and the significant operating and financial restrictions imposed on us and our subsidiaries by our secured credit facilities;

  •
  our dependence upon the services of our management team and our buyers;

  •
  the failure to attract and retain quality employees;

  •
  difficulties with our vendors;

  •
  the seasonality of our business;

  •
  fluctuations in our quarterly operating results;

  •
  the failure or inability to protect our intellectual property rights;

  •
  risks associated with third party claims that we infringe upon their intellectual property rights;

  •
  increases in commodity prices and supply chain costs;

  •
  the need to make significant investments in advertising, marketing or promotions;

  •
  the success of any investment in online services or e-commerce activities that we may launch;

  •
  the success of our loyalty program or private label or co-branded consumer credit offerings and any investments related thereto;

  •
  disruptions to our information systems or our failure to adequately support, maintain and upgrade those systems;

  •
  unauthorized disclosure of sensitive or confidential customer information;

  •
  regulatory or litigation developments;

  •
  risks associated with product recalls and/or product liability, as well as changes in product safety and other consumer protection laws;

  •
  inadequacy of our insurance coverage;

  •
  our substantial dependence upon our reputation and positive perceptions of At Home;

  •
  the potential negative impact of changes to our accounting policies, rules and regulations;

  •
  changes in our effective tax rate;

  •
  our control by the Sponsors; and

  •
  other risks and uncertainties, including those listed under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 27, 2018, filed with the SEC on March 23, 2018, as well as other risk factors described under the caption "Risk Factors" in this prospectus supplement and other reports we file with the SEC.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, they may not be predictive of results or developments in future periods.

        Any forward-looking statement included or incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement.

 USE OF PROCEEDS

        The selling stockholders will receive all of the net proceeds from the sale of shares of our common stock in this offering.

        We will not receive any proceeds from the sale of shares of our common stock offered by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions, which will be borne by the selling stockholders. See "Underwriting."

 PRICE RANGE OF COMMON STOCK

        Our common stock has been listed on the NYSE under the symbol "HOME" since August 4, 2016. Our initial public offering was priced at $15.00 per share on August 3, 2016. Prior to that date, there was no public market for our common stock. The following table sets forth, for the indicated periods, the high and low sales prices per share for our common stock as reported on the NYSE.

	High	Low
Fiscal Year 2017:
Third quarter (beginning August 4, 2016)	$17.02	$11.07
Fourth quarter	16.69	10.19
Fiscal Year 2018:
First quarter	17.74	13.97
Second quarter	26.40	17.01
Third quarter	25.87	20.69
Fourth quarter	34.02	20.07
Fiscal Year 2019:
First quarter (through March 23, 2018)	33.69	26.14

        On March 23, 2018, the last reported sale price of our common stock on the NYSE was $31.55 per share. As of March 23, 2018, we had six holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

 SELLING STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock held by the selling stockholders as of March 22, 2018, before and after giving effect to this offering by the selling stockholders.

        Information with respect to beneficial ownership has been furnished to us by each stockholder listed in the table below. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after March 22, 2018, including any shares of our common stock subject to an option that has vested or will vest within 60 days after March 22, 2018. More than one person may be deemed to be a beneficial owner of the same securities.

        The percentage of beneficial ownership is based on 61,629,576 shares of common stock outstanding as of March 22, 2018.

        Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. The information is not necessarily indicative of beneficial ownership for any other purpose. Addresses for the beneficial owners are set forth in the footnotes to the table.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before this Offering	Percentage of Shares Beneficially Owned Before this Offering	Number of Shares to be Sold in this Offering	Number of Shares Beneficially Owned After this Offering	Percentage of Shares Beneficially Owned After this Offering	Number of Shares to be Sold in this Offering Assuming Full Exercise of Underwriters' Option to Purchase Additional Shares	Number of Shares Beneficially Owned After this Offering Assuming Full Exercise of Underwriters' Option to Purchase Additional Shares	Percentage of Shares Beneficially Owned After this Offering Assuming Full Exercise of Underwriters' Option to Purchase Additional Shares
AEA(1)(2)(3)(4)	32,765,407	53.17%	4,385,039	28,380,368	46.05%	5,042,795	27,722,612	44.98%
Starr Investments(1)(3)(5)	20,586,314	33.40%	2,755,094	17,831,220	28.93%	3,168,358	17,417,956	28.26%

(1)
Excludes shares of common stock owned by other parties to the Stockholders' Agreement (as defined herein) by which they may be deemed to share beneficial ownership.

(2)
Represents (i) 18,515,525 shares of our common stock held of record by GRD Holding LP, a limited partnership, whose general partner is GRD Holding GP LLC, whose sole member is AEA Investors LP; (ii) 1,779,782 shares held of record by GRD Holding-A LP, a limited partnership, whose general partner is GRD Holding-A LLC, whose sole member is AEA Investors LP; and (iii) 3,950,924 shares held of record by GRD Holding AEA LLC, a limited liability company, whose members are AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 Fund L.P. and AEA Investors 2006 Fund II L.P. The general partner of each of AEA Investors 2006 Participant Fund LP and AEA Investors 2006 QP Participant Fund LP is AEA Investors 2006 PF LLC, whose sole member is AEA Management LLC. The general partner of each of AEA Investors 2006 Fund L.P. and AEA Investors 2006 Fund II L.P. is AEA Investors Partners 2006 L.P., whose general partner is AEA Management (Cayman) Ltd. In the offering, GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC will sell 2,477,958, 238,191 and 528,757 shares of common stock, respectively. If the underwriters exercise their option to purchase additional shares in full, GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC will sell 2,849,652, 273,919 and 608,071 shares of common stock, respectively. Each of GRD Holding GP LLC and AEA Investors LP may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding LP, but each disclaims beneficial ownership of such shares, as well as of the shares held of record by GRD Holding-A LP and GRD Holding AEA LLC. Each of GRD Holding-A LLC and AEA Investors LP may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding-A LP, but each disclaims beneficial ownership of such shares, as well as of the shares held of record by GRD Holding LP and GRD Holding AEA LLC. Each of AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 Fund L.P., AEA Investors 2006 Fund II L.P., AEA Investors 2006 PF LLC, AEA Management LLC, AEA Investors Partners 2006 L.P. and AEA Management (Cayman) Ltd. may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding AEA LLC, but each disclaims beneficial ownership of such shares, as well as of the shares held of record by GRD Holding LP and GRD Holding-A LP. Dr. John L. Garcia is the chairman and chief executive officer of AEA Investors LP, the sole member of AEA Management LLC and the sole stockholder and director of AEA Management (Cayman) Ltd. Dr. Garcia may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC, but Dr. Garcia disclaims beneficial ownership of such shares.

  The address for each of AEA Investors LP, GRD Holding LP, GRD Holding GP LLC, GRD Holding-A LP, GRD Holding-A LLC, GRD Holding AEA LLC, AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 PF LLC, AEA Management LLC and Mr. Garcia is c/o AEA Investors LP, 666 Fifth Avenue, 36th Floor, New York, NY 10103. The address for each of AEA Investors 2006 Fund L.P., AEA Investors 2006 Fund II L.P., AEA Investors Partners 2006 L.P. and AEA Management (Cayman) Ltd. is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

  Martin C. Eltrich, III and Brian R. Hoesterey are partners of AEA. Each of Messrs. Eltrich and Hoesterey serves on our board of directors as a representative of AEA, but each disclaims beneficial ownership of the shares of common stock held of record by GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC.

(3)
Includes 8,519,176 shares of our common stock (7,379,043 shares of our common stock following the completion of this offering, or 7,208,023 shares of our common stock if the underwriters exercise their option to purchase additional shares in full) held of record by Starr Investment Fund II, LLC ("Starr II"). For a period of two years following our initial public offering, (i) Starr II has agreed to vote such shares on all matters presented to the stockholders in the same manner that GRD Holding LP votes on such matters, and (ii) subject to limited exceptions, the transfer or disposition of such shares by Starr II will require the consent of GRD Holding LP. As a result of these voting and consent rights, AEA may be deemed to share beneficial ownership of the shares held by Starr II, but disclaims beneficial ownership of such shares.

(4)
Includes 1,140,133 shares of our common stock to be sold by Starr II in this offering, or 1,311,153 shares of our common stock to be sold by Starr II if the underwriters exercise their option to purchase additional shares in full. See footnote (3) above.

(5)
Represents (i) 12,067,138 shares of our common stock held of record by SPH GRD Holdings, LLC, who is the direct stockholder of the shares, which are beneficially owned by Starr Investment Holdings, LLC. SPH GRD Acquisition Partners, LLC, which is controlled by Starr Investment Holdings, LLC, is the sole owner of SPH GRD Holdings, LLC; and (ii) 8,519,176 shares of our common stock held of record by Starr II, who is the direct stockholder of the shares, which are beneficially owned by Starr Investment Holdings, LLC. In the offering, SPH GRD Holdings, LLC and Starr II will sell 1,614,961 and 1,140,133 shares of common stock, respectively. If the underwriters exercise their option to purchase additional shares in full, SPH GRD Holdings, LLC and Starr II will sell 1,857,205 and 1,311,153 shares of common stock, respectively. The address for Starr Investments is 399 Park Ave, 17th Floor, New York, NY 10022. Mr. Geoffrey G. Clark, who serves on our board of directors, is the Senior Managing Director of Starr Investment Holdings, LLC. Mr. Clark may be deemed to have voting power and dispositive power with respect to shares of the shares of the Company's common stock that are beneficially owned by the investment vehicles managed by Starr Investment Holdings, LLC, but Mr. Clark disclaims beneficial ownership of such shares, except to the extent of his pecuniary interests therein.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR
NON-U.S. HOLDERS OF OUR COMMON STOCK

        The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock that is being issued pursuant to this offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder's particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our common stock.

        This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus supplement. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our common stock.

        As used in this summary, the term "Non-U.S. Holder" means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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  an entity or arrangement treated as a partnership;

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  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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  a trust, if (1) a U.S. court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (within the meaning of the Code) has the authority to control all of the trust's substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our common stock that are applicable to them.

        This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

  •
  a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company;

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  a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

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  a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

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  a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

        In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including shareholders of a controlled foreign corporation or passive foreign investment company that hold our common stock.

        Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

Distributions on Our Common Stock

        We do not intend to pay cash dividends on our common stock for the foreseeable future. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder's adjusted tax basis in its common stock and will reduce (but not below zero) such Non-U.S. Holder's adjusted tax basis in its common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in "Sales or Other Dispositions of Our Common Stock."

        Distributions on our common stock that are treated as dividends, and that are not effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States, generally will be subject to withholding of U.S. federal income tax at a rate of 30%. A Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our common stock.

        Distributions on our common stock that are treated as dividends, and that are effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless the Non-U.S. Holder is eligible for and properly claims the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, in which case the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence). Dividends that are effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States will not be subject to the withholding of U.S. federal income tax discussed above if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a "branch profits" tax at a 30% rate (or a lower rate if the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder's earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States, subject to certain adjustments.

        The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.

        The foregoing discussion is subject to the discussion below under "Backup Withholding and Information Reporting" and "FATCA Withholding."

Sales or Other Dispositions of Our Common Stock

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on sales or other dispositions of our common stock unless:

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  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the "branch profits tax" described above may also apply;

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  the Non-U.S. Holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Holder is not considered a resident of the United States under the Code; or

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  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

        Generally, a corporation is a "United States real property holding corporation" if the fair market value of its "United States real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock is "regularly traded on an established securities market" (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

        The foregoing discussion is subject to the discussion below under "Backup Withholding and Information Reporting" and "FATCA Withholding."

Federal Estate Tax

        Our common stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

        U.S. federal backup withholding (currently at a rate of 24%) will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of dividends on our common stock and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of a treaty or agreement.

        The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sale or disposition proceeds are paid to the Non-U.S. Holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of sale or disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

        If a Non-U.S. Holder receives payments of the proceeds of sales or other dispositions of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder's U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

        The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as "FATCA") impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our common stock) and (ii) the gross proceeds from the sale or other disposition after December 31, 2018 of property that produces U.S.-source dividends (including sales or other dispositions of our common stock). This withholding tax generally applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity, depending on the type of foreign entity, (i) complies with certain information reporting requirements regarding its U.S. account holders (which includes certain equity and debt holders of such entity, as well as certain account holders that are foreign entities with U.S. owners) and certain withholding obligations regarding certain payments to its account holders and certain other persons or (ii) provides information with respect to certain of its U.S. owners, or, in each case, such foreign entity otherwise qualifies for an exemption. Accordingly, the entity through which a Non-U.S. Holder holds its common stock will affect the determination of whether such withholding is required. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

UNDERWRITING

        The Company, the selling stockholders and the underwriters named below will enter into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and Jefferies LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman Sachs & Co. LLC
Jefferies LLC
Barclays Capital Inc.
Guggenheim Securities, LLC
Morgan Stanley & Co. LLC
William Blair & Company, L.L.C.
KeyBanc Capital Markets Inc.
Natixis Securities Americas LLC

Total	6,000,000

        The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

        The underwriters have an option to buy up to an additional 900,000 shares from the selling stockholders. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholders. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to 900,000 additional shares.

Paid by the Selling Stockholders	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

        Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $            per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The Company, its executive officers and directors, and the selling stockholders have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date that is 45 days after the date of this prospectus supplement, except with the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. LLC. This agreement does not apply to (i) any existing employee benefit plans, (ii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a "Rule 10b5-1 Plan"), provided that such Rule 10b5-1 Plan does not provide for any transfer of shares during the lock-up period, subject to certain other limitations, or (iii) any transactions effectuated pursuant to a Rule 10b5-1 Plan established prior to the date of this agreement. See "Shares Available for Future Sale" for a discussion of certain transfer restrictions.

        Our common stock is listed on the NYSE under the symbol "HOME."

        In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company's stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

        We estimate that our share of the total expenses of the offering (including up to $30,000 in reimbursement of certain fees of underwriters' counsel) will be approximately $0.6 million. The underwriters have agreed to reimburse us for certain expenses related to the offering.

        We and the selling stockholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies LLC and Guggenheim Securities, LLC, or one of their respective affiliates, acted as joint lead arrangers and joint book-running managers for, or act as agents and/or lenders under, our Term Loan. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or its affiliates, acted as a joint lead arranger and bookrunner for, and act as an agent and lender, under our ABL Facility.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

        This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

        In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public, within the meaning of the Securities and Futures Ordinance (Cap.571 of the, Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in" the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in" the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP owns an indirect interest in less than 1% of our common stock through limited partnership interests in funds associated with AEA. AEA is being represented by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York in connection with this offering. Starr Investments is being represented by Kirkland & Ellis LLP, New York, New York in connection with this offering. The underwriters are being represented by Latham & Watkins LLP, New York, New York in connection with this offering.

EXPERTS

        The consolidated financial statements of At Home Group Inc. appearing in At Home Group Inc.'s Annual Report (Form 10-K) for the year ended January 27, 2018 (including schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and any information contained in any document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, free writing prospectus provided to you in connection with this offering or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modified or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement.

        You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that are furnished under either Item 2.02 or Item 7.01 of any Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offering under this prospectus supplement:

  •
  our Annual Report on Form 10-K for the fiscal year ended January 27, 2018, filed with the SEC on March 23, 2018;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 8, 2017, which are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed on August 1, 2016, as supplemented by the "Description of Capital Stock" included in the accompanying prospectus, including all amendments and reports filed for the purpose of updating such description.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

At Home Group Inc.
1600 East Plano Parkway
Plano, Texas 75074
Attention: Investor Relations
(972) 265-6227

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. As allowed by SEC rules, this prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement, including all amendments, supplements, schedules and exhibits filed as a part of the registration statement.

        Statements contained or incorporated by reference in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

        We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information we file with or furnish to the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at investor.athome.com when such reports are made available on the SEC's website at www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following address:

At Home Group Inc.
1600 East Plano Parkway
Plano, Texas 75074
Attention: Investor Relations
(972) 265-6227

PROSPECTUS

At Home Group Inc.

Common Stock

50,582,545 Shares of Common Stock Offered by the Selling Stockholders

        The selling stockholders named in this prospectus may, from time to time, offer and sell up to 50,582,545 shares of our common stock. We and the selling stockholders named in this prospectus are parties to a registration rights agreement with respect to the shares of our common stock held by the selling stockholders. We are not selling any shares of our common stock, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

        The common stock may be offered or sold by the selling stockholders at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under "Plan of Distribution" and in supplements to this prospectus in connection with a particular offering of our common stock by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear other costs, expenses and fees in connection with the registration of the shares.

        This prospectus describes the general manner in which common stock may be offered and sold by the selling stockholders. When the selling stockholders sell common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

        Our common stock is listed on the New York Stock Exchange under the symbol "HOME". The last reported sale price of our common stock on the New York Stock Exchange on October 20, 2017 was $21.99 per share.

        We are an "emerging growth company", as defined in Section 2(a) of the Securities Act of 1933, as amended, and will be subject to reduced reporting requirements.

        Investing in our common stock involves risk. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017 filed with the Securities and Exchange Commission on April 5, 2017 (which document is incorporated by reference herein), as well as the risk factors and other information contained in any accompanying prospectus supplement and any related free writing prospectus and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock. See "Incorporation by Reference".

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC"), using the SEC's "shelf" registration rules. Pursuant to this prospectus, the selling stockholders may, from time to time, sell shares of our common stock in one or more offerings.

        When the selling stockholders offer common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading "Incorporation by Reference".

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information".

        You should rely only on the information provided in this prospectus, including information incorporated by reference in this prospectus as described above, or any prospectus supplement or free writing prospectus that we have specifically referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.

        References in this prospectus to the "Company", "At Home", "we", "us" and "our" and similar terms refer to At Home Group Inc. and its consolidated subsidiaries.

 MARKET AND INDUSTRY DATA

        This prospectus includes or incorporates by reference estimates regarding market and industry data that we prepared based on our management's knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. In addition, certain market and industry data has been derived from research and modeling initially prepared for us in May 2013, and subsequently updated from time to time, by Buxton Company, a leading real estate analytics firm, which we refer to herein as "Buxton".

        In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for the products we sell. Market share data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market shares. In addition, customer preferences are subject to change. Accordingly, you are cautioned not to place undue reliance on such market share data. References herein to the markets in which we conduct our business refer to the geographic metropolitan areas in which our stores are located.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate", "believe", "continue", "could", "estimate", "expect", "intend", "may", "might", "plan", "potential", "predict", "seek", "vision" or "should", or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, expected new store openings, our real estate strategy, growth targets and potential growth opportunities and future capital expenditures and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained or incorporated by reference in this prospectus are forward-looking statements.

        We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed or incorporated by reference in this prospectus may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  •
  general economic factors that may materially adversely affect our business, revenue and profitability;

  •
  volatility or disruption in the financial markets;

  •
  consumer spending on home décor products which could decrease or be displaced by spending on other activities;

  •
  our ability to successfully implement our growth strategy on a timely basis or at all;

  •
  our failure to manage inventory effectively and our inability to satisfy changing consumer demands and preferences;

  •
  losses of, or disruptions in, or our inability to efficiently operate our distribution network;

  •
  adverse events in the geographical regions in which we operate;

  •
  risks related to our imported merchandise;

  •
  risks associated with leasing substantial amounts of space;

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  risks associated with our sale-leaseback strategy;

  •
  the highly competitive retail environment in which we operate;

  •
  risks related to our substantial indebtedness and the significant operating and financial restrictions imposed on us and our subsidiaries by our secured credit facilities;

  •
  our dependence upon the services of our management team and our buyers;

  •
  the failure to attract and retain quality employees;

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  difficulties with our vendors;

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  the seasonality of our business;

  •
  fluctuations in our quarterly operating results;

  •
  the failure or inability to protect our intellectual property rights;

  •
  risks associated with third-party claims that we infringe upon their intellectual property rights;

  •
  increases in commodity prices and supply chain costs;

  •
  the need to make significant investments in advertising, marketing or promotions;

  •
  the success of any investment in online services or e-commerce activities that we may launch;

  •
  the success of our loyalty program or private-label or co-branded consumer credit offerings and any investments related thereto;

  •
  disruptions to our information systems or our failure to adequately support, maintain and upgrade those systems;

  •
  unauthorized disclosure of sensitive or confidential customer information;

  •
  regulatory or litigation developments;

  •
  risks associated with product recalls and/or product liability, as well as changes in product safety and other consumer protection laws;

  •
  inadequacy of our insurance coverage;

  •
  our substantial dependence upon our reputation and positive perceptions of At Home;

  •
  the potential negative impact of changes to our accounting policies, rules and regulations;

  •
  net losses incurred in fiscal years 2014 and 2015 and the potential to experience net losses in the future;

  •
  changes in our effective tax rate;

  •
  our control by the Sponsors (as defined below); and

  •
  other risks and uncertainties, including those listed under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017, filed with the SEC on April 5, 2017, as well as other risk factors described under the caption "Risk Factors" in any accompanying prospectus supplement and other reports we file with the SEC.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, they may not be predictive of results or developments in future periods.

        Any forward-looking statement included or incorporated by reference in this prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

 OUR COMPANY

        At Home is the leading home décor superstore based on the number of our locations and our large format stores that we believe dedicate more space per store to home décor than any other player in the industry. We are focused on providing the broadest assortment of products for any room, in any style, for any budget. We utilize our space advantage to out-assort our competition, offering over 50,000 SKUs throughout our stores. Our differentiated merchandising strategy allows us to identify on-trend products and then value engineer those products to provide desirable aesthetics at attractive price points for our customers. Over 70% of our products are unbranded, private label or specifically designed for us. We believe that our broad and comprehensive offering and compelling value proposition combine to create a leading destination for home décor with the opportunity to continue taking market share in a large, fragmented and growing market.

        At Home (formerly known as Garden Ridge) was founded in 1979 in Garden Ridge, Texas, a suburb of San Antonio. We quickly gained a loyal following in our Texas home market and expanded thereafter. Throughout our history, we have cultivated a passionate customer base that shops our stores for the unique, wide assortment of products offered at value price points. After our Company was acquired in 2011 by an investment group led by AEA Investors LP and its affiliates (collectively, "AEA"), which included affiliates of Starr Investment Holdings, LLC ("Starr Investments" and, together with AEA, the "Sponsors"), we began a series of strategic investments in the business. We believe that the core strengths of our business combined with the significant investments made in the years following our acquisition by our Sponsors position us to grow sales and expand our store base.

        As of October 18, 2017, our store base is comprised of 141 stores across 33 states, averaging approximately 115,000 square feet per store. We utilize a flexible and disciplined real estate strategy that allows us to successfully open and operate stores from 80,000 to 165,000 square feet across a wide range of formats and markets.

        Our common stock is traded on the New York Stock Exchange (the "NYSE") under the ticker symbol "HOME".

        At Home Group Inc. was incorporated as a Delaware corporation on June 30, 2011 under the name GRD Holding I Corporation. Our principal executive office is located at 1600 East Plano Parkway, Plano, Texas 75074 and our telephone number at that address is (972) 265-6227. We maintain a website at www.athome.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference into, this prospectus.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before deciding to invest in shares of our common stock, you should carefully consider the risks set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017, filed with the SEC on April 5, 2017 (which document is incorporated by reference herein), as well as other risk factors described under the caption "Risk Factors" in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See "Incorporation by Reference" and "Where You Can Find More Information". See also the information contained under the heading "Cautionary Note Regarding Forward-Looking Statements" above.

 USE OF PROCEEDS

        The selling stockholders will receive all of the net proceeds from any sales pursuant to this prospectus.

        We will not receive any proceeds from the sale of shares of our common stock offered by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions, which will be borne by the selling stockholders.

 SELLING STOCKHOLDERS

        The registration statement of which this prospectus forms a part has been filed to permit the selling stockholders to resell to the public shares of our common stock, as well as any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. We and the selling stockholders are parties to a registration rights agreement, dated as of July 22, 2016 (the "Registration Rights Agreement"), and under the terms of the Registration Rights Agreement, we will bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions, which will be borne by the selling stockholders.

        The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of our common stock held by the selling stockholders as of October 18, 2017. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares, if any, that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See "Plan of Distribution." For the purposes of the table below, we assume that each selling stockholder will sell all of its shares of our common stock covered by this prospectus.

        Information with respect to beneficial ownership has been furnished to us by each stockholder listed in the table below. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after October 18, 2017, including any shares of our common stock subject to an option that has vested or will vest within 60 days after October 18, 2017. More than one person may be deemed to be a beneficial owner of the same securities.

        The percentage of beneficial ownership is based on 60,441,045 shares of common stock outstanding as of October 18, 2017.

        Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. The information is not necessarily indicative of beneficial ownership for any other purpose. Addresses for the beneficial owners are set forth in the footnotes to the table.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Percentage of Shares Beneficially Owned Before the Offering	Maximum Number of Shares that May be Offered Pursuant to this Prospectus	Number of Shares Beneficially Owned After the Sale of the Maximum Number of Shares Offered Hereby	Percentage of Shares Beneficially Owned After the Sale of the Maximum Number of Shares Offered Hereby
5% Stockholders
AEA(1)(2)(3)	36,967,736	61.16%	36,967,736	—	—
Starr Investments(1)(3)(4)	23,226,613	38.43%	23,226,613	—	—

(1)
Excludes shares of common stock owned by other parties to the Stockholders' Agreement (as defined herein) by which they may be deemed to share beneficial ownership.

(2)
Represents (i) 20,890,234 shares of our common stock held of record by GRD Holding LP, a limited partnership, whose general partner is GRD Holding GP LLC, whose sole member is

  AEA Investors LP; (ii) 2,008,050 shares held of record by GRD Holding-A LP, a limited partnership, whose general partner is GRD Holding-A LLC, whose sole member is AEA Investors LP; and (iii) 4,457,648 shares held of record by GRD Holding AEA LLC, a limited liability company, whose members are AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 Fund L.P. and AEA Investors 2006 Fund II L.P. The general partner of each of AEA Investors 2006 Participant Fund LP and AEA Investors 2006 QP Participant Fund LP is AEA Investors 2006 PF LLC, whose sole member is AEA Management LLC. The general partner of each of AEA Investors 2006 Fund L.P. and AEA Investors 2006 Fund II L.P. is AEA Investors Partners 2006 L.P., whose general partner is AEA Management (Cayman) Ltd. Each of GRD Holding GP LLC and AEA Investors LP may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding LP, but each disclaims beneficial ownership of such shares. Each of GRD Holding-A LLC and AEA Investors LP may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding-A LP, but each disclaims beneficial ownership of such shares. Each of AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 Fund L.P., AEA Investors 2006 Fund II L.P., AEA Investors 2006 PF LLC, AEA Management LLC, AEA Investors Partners 2006 L.P. and AEA Management (Cayman) Ltd. may be deemed to share beneficial ownership of the shares of the Company's common stock held of record by GRD Holding AEA LLC, but each disclaims beneficial ownership of such shares, as well as of the shares held of record by GRD Holding LP and GRD Holding-A LP. Mr. John L. Garcia is the chairman and chief executive officer of AEA Investors LP, the sole member of AEA Management LLC and the sole stockholder and director of AEA Management (Cayman) Ltd. Mr. Garcia may be deemed to share beneficial ownership of the shares of the Company's common stock held of record by GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC, but Mr. Garcia disclaims beneficial ownership of such shares.

  The address for each of AEA Investors LP, GRD Holding LP, GRD Holding GP LLC, GRD Holding-A LP, GRD Holding-A LLC, GRD Holding AEA LLC, AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 PF LLC, AEA Management LLC and Mr. Garcia is c/o AEA Investors LP, 666 Fifth Avenue, 36th Floor, New York, NY 10103. The address for each of AEA Investors 2006 Fund L.P., AEA Investors 2006 Fund II L.P., AEA Investors Partners 2006 L.P. and AEA Management (Cayman) Ltd. is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

  Martin C. Eltrich, III and Brian R. Hoesterey are partners of AEA. Each of Messrs. Eltrich and Hoesterey serves on our board of directors as a representative of AEA, but each disclaims beneficial ownership of the shares of common stock held of record by GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC.

(3)
Includes 9,611,804 shares of our common stock held of record by Starr Investment Fund II, LLC ("Starr II"). For a period of two years following our initial public offering, (i) Starr II has agreed to vote such shares on all matters presented to the stockholders in the same manner that GRD Holding LP votes on such matters, and (ii) subject to limited exceptions, the transfer or disposition of such shares by Starr II will require the consent of GRD Holding LP. As a result of these voting and consent rights, AEA may be deemed to share beneficial ownership of the shares held by Starr II, but disclaims beneficial ownership of such shares.

(4)
Represents (i) 13,614,809 shares of our common stock held of record by SPH GRD Holdings, LLC, who is the direct stockholder of the shares, which are beneficially owned by Starr Investment Holdings, LLC. SPH GRD Acquisition Partners, LLC, which is controlled by Starr Investment Holdings, LLC, is the sole owner of SPH GRD Holdings, LLC; and (ii) 9,611,804 shares of our common stock held of record by Starr II, who is the direct stockholder of the shares, which are beneficially owned by Starr Investment Holdings, LLC. The address for Starr Investments is 399 Park Ave, 17th Floor, New York, NY 10022. Mr. Geoffrey G. Clark, who serves on our board of directors, is the Senior Managing Director of Starr Investment Holdings, LLC. Mr. Clark may be deemed to have voting power and dispositive power with respect to shares of the shares of the Company's common stock that are beneficially owned by Starr Investment Holdings, LLC, but Mr. Clark disclaims beneficial ownership of such shares.

DESCRIPTION OF CAPITAL STOCK

        The following summary of the terms of our common stock is qualified in its entirety by reference to our second amended and restated certificate of incorporation and our amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the Delaware General Corporation Law, or "DGCL". See "Where You Can Find More Information".

General

        Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of October 18, 2017, there were 60,441,045 shares of common stock outstanding and no outstanding shares of preferred stock. The number of common stock outstanding excludes (i) 8,006,864 shares of common stock issuable upon the exercise of options outstanding as of October 18, 2017 under the GRD Holding I Corporation Stock Option Plan, as amended (the "2012 Option Plan"), and the At Home Group Inc. Equity Incentive Plan (the "2016 Equity Plan"), (ii) 212,125 shares of common stock issuable upon the settlement of restricted stock units outstanding as of October 18, 2017 under our 2016 Equity Plan and (iii) 3,452,866 shares of common stock reserved for future issuance under our 2016 Equity Plan. As of October 18, 2017, we had six stockholders of record.

        The following descriptions of our capital stock, second amended and restated certificate of incorporation and amended and restated bylaws are intended as summaries only and are qualified in their entirety by reference to our second amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the DGCL.

Common Stock

        The holders of our common stock are entitled to the following rights, preferences and privileges:

  •
  Voting Rights.  Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Subject to any rights that may be applicable to any then outstanding preferred stock, our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law, except as provided in the Stockholders' Agreement, dated as of July 22, 2016 (the "Stockholders' Agreement"). Holders of our common stock will not have cumulative voting rights. Except in respect of matters relating to the election of directors on our board of directors and as otherwise provided in our certificate of incorporation, Stockholders' Agreement or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, any election must be approved by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election.

    In connection with our initial public offering, the Company and certain funds affiliated with the Sponsors entered into the Stockholders' Agreement. The Stockholders' Agreement contains, among other things, certain restrictions on the ability of such Sponsors to freely transfer shares of our stock. In addition, for so long as certain affiliates of AEA, on the one hand, and certain affiliates of Starr Investments, on the other hand, respectively in the aggregate each own at least 10% of our outstanding common stock, each such Sponsor shall be entitled to nominate at least one individual for election to our board of directors, and our board of directors and nominating and corporate governance committee shall nominate and recommend to our stockholders that such individual be elected to our board of directors, and each party to the Stockholders' Agreement agrees to vote all of their shares to elect such individual to our board of directors.

    The Stockholders' Agreement also provides that, for a period of two years following the initial public offering, subject to certain exceptions, Starr II will agree to vote or cause to be voted 9,611,804 of their shares of our common stock on all matters presented to the stockholders in the same manner that AEA votes on such matters.

  •
  Dividend Rights.  Subject to preferences that may be applicable to any then-outstanding shares of our preferred stock (if any), the holders of our outstanding shares of common stock are entitled to receive dividends to be paid ratably, if any, as may be declared from time to time by our board of directors (in its sole discretion) out of legally available funds. It is our present intention not to pay cash dividends on our common stock for the foreseeable future. We are a holding company and substantially all of our operations are carried out by our operating subsidiaries. Our operating subsidiaries' ability to pay dividends to us is limited by the terms of our Asset-Based Lending Credit Facility (the "ABL Facility") and the First Lien Term Facility (the "Term Loan Facility"), which in turn may limit our ability to pay dividends on our common stock.

  •
  Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to receive ratably, in proportion to the number of shares held by them, our assets that are legally available for distribution to our common stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

  •
  Other Rights.  Other than as provided in the Stockholders' Agreement and Registration Rights Agreement, our stockholders have no preemptive or other rights to subscribe for additional shares. The shares of our outstanding common stock are not subject to further calls or assessments by us. There are no conversion or redemption rights or sinking fund provisions applicable to the shares of our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

        Our preferred stock, if issued, may have priority over our common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. To the extent permitted by law, our board of directors will have the authority, without further stockholder authorization, to issue from time to time shares of authorized preferred stock in one or more series and to fix the terms, powers (including voting powers), rights and preferences, variations and the restrictions and limitations thereof of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Limitations on Directors' Liability

        Our second amended and restated certificate of incorporation and amended and restated bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. We have entered into indemnification agreements with each of our directors which may, in certain cases, be broader than the specific indemnification provisions provided for under Delaware law.

        In addition, to the fullest extent permitted by Delaware law, our second amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages from a director for breach of fiduciary duty as a director, except that a director will be personally liable for:

  •
  any breach of his or her duty of loyalty to us or our stockholders;

  •
  acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

  •
  the payment of dividends or the redemption or purchase of stock in violation of the DGCL; or

  •
  any transaction from which the director derived an improper personal benefit.

        This provision does not affect a director's liability under the federal securities laws.

        To the extent that our directors, officers and controlling persons are indemnified under the provisions of our second amended and restated certificate of incorporation, the DGCL or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Provisions of Our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law that May Have an Anti-Takeover Effect

        The DGCL contains, and our second amended and restated certificate of incorporation and our amended and restated bylaws contain, provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Staggered Board; Removal of Directors

        Our second amended and restated certificate of incorporation and our amended and restated bylaws divide our board of directors into three classes with staggered three-year terms. In addition, a director will be subject to removal by our stockholders only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of all of our then outstanding common stock if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock. Any vacancy on our board of directors, including a vacancy resulting from an increase in the number of directors, may only be filled by vote of a majority of our directors then in office (subject to the rights of holders of any series of preferred stock or rights granted pursuant to the Stockholders' Agreement). Furthermore, our second amended and restated certificate of incorporation provides that the total number of directors may be changed only by the resolution of our board of directors (subject to the rights of holders of any series of preferred stock to elect additional directors). The classification of our board of directors and the limitations on the removal of directors, changes to the total numbers of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our Company.

Stockholder Action by Written Consent; Special Meetings

        Our second amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock. Our second amended and restated certificate of incorporation and our amended and restated bylaws also provides that, except as otherwise required by law, special meetings of our stockholders can be called only by our chairman of the board or our board of directors if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock.

Advance Notice Requirements for Stockholder Proposals

        Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Section 203 of the Delaware General Corporation Law

        In our second amended and restated certificate of incorporation, we have opted out of Section 203 of the DGCL, as permitted under and pursuant to subsection (b)(3) of Section 203; however, our second amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

  •
  prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction provided for or through our Company resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who owns 15% or more of our outstanding voting stock and the affiliates and associates of such person. For purposes of this provision, "voting stock" means any class or series of stock entitled to vote generally in the election of directors.

        Under certain circumstances, this provision will make it more difficult for a person who qualifies as an "interested stockholder" to effect certain business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors in order to avoid the stockholder approval requirement if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.

        Our second amended and restated certificate of incorporation provides that certain affiliates of AEA and Starr Investments, and their respective affiliates, and any of their respective direct or indirect designated transferees (other than in certain market transfers and gifts) and any group of which such persons are a party do not constitute "interested stockholders" for purposes of this provision.

Amendments to Our Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the shares presents at any meeting and entitled to vote on a matter is required to amend a corporation's bylaws, unless a corporation's bylaws requires a greater percentage. Our amended and restated bylaws may be amended or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding stock entitled to vote thereon, voting together as a single class, if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock.

Exclusive Jurisdiction for Certain Actions

        Our second amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers or employees for breach of a fiduciary duty and other similar actions, may be brought only in specified courts in the State of Delaware. Although we believe this provision will benefit us by providing increased consistency in the application of Delaware law in the types of claims to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Registration Rights Agreement

        For information regarding the Registration Rights Agreement between us and the selling stockholders named herein, see the section entitled "Certain Relationships and Related Party Transactions" in our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 8, 2017, which is incorporated herein by reference.

Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "HOME".

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

General

        The selling stockholders may sell the shares of common stock covered by this prospectus from time to time using one or more of the following methods:

  •
  underwritten public offerings;

  •
  "at the market" sales to or through market makers or into an existing market for the securities;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  privately negotiated transactions;

  •
  short sales (including short sales "against the box");

  •
  through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

  •
  by pledge to secure debts and other obligations;

  •
  in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents participating in the offering;

  •
  the purchase price of the securities sold by the selling stockholders to any underwriter or dealer and the net proceeds expected to be received by the selling stockholders from the offering;

  •
  any over-allotment options under which underwriters may purchase additional securities from the selling stockholders;

  •
  any delayed delivery arrangements;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the common stock will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our common stock, underwriters may receive compensation from the selling stockholders in the form of discounts, concessions or commissions. Underwriters may sell the common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions. Underwriting compensation will not exceed 8% for any offering under this registration statement.

        If the selling stockholders use an underwriter or underwriters to effectuate the sale of common stock, we and the selling stockholders will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those shares of common stock. Unless otherwise indicated in the prospectus supplement relating to a particular offering of our common stock, the obligations of the underwriters to purchase our common stock from the selling stockholders will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the shares of our common stock offered by the selling stockholders if any of the shares of common stock are purchased.

        In effecting sales, brokers or dealers engaged by us and the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

        The selling stockholders may also sell our common stock from time to time through agents. The applicable prospectus supplement will name any agent involved in the offer or sale of such common stock and will list commissions payable to these agents if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in any required prospectus supplement.

        The selling stockholders may sell shares of our common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares.

        Selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of any such selling stockholders' common stock or interests therein may be "underwriters" within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of common stock may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to any selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts are deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from any selling stockholder.

        From time to time, any selling stockholder may pledge, hypothecate or grant a security interest in some or all of the common stock owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of shares of a selling stockholder's common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's common stock will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell short, and, in those instances, this prospectus may be delivered in connection with the short sales and the common stock offered under this prospectus may be used to cover short sales.

        Any selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of common stock by those broker-dealers. Any selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares of common stock.

        We are not aware of any plans, arrangements or understandings between any stockholder and any underwriter, broker-dealer or agent regarding the sale of our common stock by any stockholder. There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part. In addition, we cannot assure you that any selling stockholder will not transfer, devise or gift our common stock by other means not described in this prospectus. Moreover, the selling stockholders may also sell shares under Rule 144 under the Securities Act or other available exemptions from the registration requirements of the Securities Act rather than under this prospectus or any applicable prospectus supplement.

Indemnification

        We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

        If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

        We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

 LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP owns an indirect interest in less than 1% of our common stock through limited partnership interests in funds associated with AEA. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

        The consolidated financial statements of At Home Group Inc. appearing in At Home Group Inc.'s Annual Report (Form 10-K) for the year ended January 28, 2017 (including schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated by reference in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

        You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that are furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offering under this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended January 28, 2017, filed with the SEC on April 5, 2017;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended April 29, 2017, filed with the SEC on June 7, 2017, and July 29, 2017, filed with the SEC on September 6, 2017;

  •
  our Current Reports on Form 8-K, filed with the SEC on June 12, 2017, July 13, 2017 and August 1, 2017;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 8, 2017, which are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed on August 1, 2016, including all amendments and reports filed for the purpose of updating such description.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

At Home Group Inc.
1600 East Plano Parkway
Plano, Texas 75074
Attention: Investor Relations
(972) 265-6227

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. As allowed by SEC rules, this prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement, including all amendments, supplements, schedules and exhibits thereto.

        Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

        We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information we file with or furnish to the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at investor.athome.com when such reports are made available on the SEC's website at www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following address:

At Home Group Inc.
1600 East Plano Parkway
Plano, Texas 75074
Attention: Investor Relations
(972) 265-6227

151 LOCATIONS. AND GROWING.

151 LOCATIONS
IN 34 STATES

Alabama
Birmingham
Hoover
Huntsville
Mobile
Montgomery
Trussville

Arizona
Gilbert
Mesa
Peoria
Phoenix
Prescott
Tempe

Arkansas
Little Rock
Rogers

Colorado
Broomfield
Colorado Springs
Greeley

Florida
Kissimmee
Orange Park
Orlando

Georgia
Buford
Columbus
Douglasville
Kennesaw
Norcross
Snellville
Stockbridge
Warner Robins

Illinois
Aurora
O'Fallon
Schaumburg

Indiana
Greenwood
Indianapolis
Merrillville
Noblesville

Iowa
Clive
Waterloo

Kansas
Olathe
Wichita

Kentucky
Elizabethtown
Florence
Jeffersontown
Lexington

Louisiana
Lafayette
Kenner
Shreveport
Slidell

Massachusetts
Seekonk

Michigan
Ann Arbor
Bloomfield Hills
Dearborn
Jenison
Kalamazoo
Roseville
Saginaw
Troy
Utica
Wixom

Minnesota
Blaine
Burnsville

Mississippi
Gulfport
Hattiesburg
Jackson

Missouri
Fenton
Lee's Summit
Kansas City
O'Fallon
Springfield
Town & Country

Nebraska
Omaha

Nevada
Henderson

New Jersey
Cherry Hill

New Mexico
Albuquerque

New York
Albany
Rochester
Syracuse

North Carolina
Charlotte
Concord
Durham
Greensboro
Raleigh

Ohio
Beavercreek
Columbus
Columbus North
Hilliard
Sheffield Village
Springdale
Toledo

Oklahoma
Moore
Oklahoma City
Tulsa

Pennsylvania
Coraopolis
Erie
Monroeville
Pittsburgh
York

Rhode Island
Warwick

South Carolina
Charleston
Greenville

South Dakota
Rapid City

Tennessee
Chattanooga
Clarksville
Franklin
Knoxville
Memphis
Memphis South
Nashville West

Texas
Alliance
Cedar Park
Corpus Christi
El Paso
Farmers Branch
Fort Worth
Grand Prairie
Humble
Katy
Lewisville
Live Oak
Lubbock

Texas (cont'd)
Mesquite
New Braunfels
North Richland Hills
Odessa
Pearland
Pflugerville
Pharr
Plano East
Richmond
Tyler
San Antonio
San Antonio SW
South Austin
Sugar Land
Webster
Wichita Falls
Willowbrook
The Woodlands

Utah
Provo
Riverdale
Sandy
West Bountiful

Virginia
Chantilly
Chesapeake
Chesterfield
Dale City
Fredericksburg
Hampton
Manassas
Richmond

Wisconsin
Greenfield
Wauwatosa

THE HOME DÉCOR SUPERSTORE

at home
OUR VALUES
Be creative
Work together
Be smart and scrappy
Do the right thing
Have fun
at home
OUR VISION
To become the leading home décor retailer
OUR MISSION
Enable everyone to affordably make their house a home